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Ovintiv Inc.

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MESSAGE FROM OUR

BOARD CHAIR

March 12, 2021

Dear shareholders:

The year 2020 will be long remembered. As a world, and an industry, we navigated an unprecedented pandemic that took a tragic toll on human life, shuttered global economies and crippled demand for the products we safely produce to fuel the world. This letter comes at the one year mark of the initial pandemic-related impacts and the simultaneous oil price war that sent crude to record lows. However, amidst these historic events were many bright spots, and our company’s ability to adapt and persevere was exceptional.

Ovintiv enters 2021 a stronger and better company, thanks to the hard work and commitment of our people, proven leadership and an engaged Board of Directors that helped actively manage 2020’s challenges.

This was my inaugural year to serve shareholders as their independent Board Chair and we successfully navigated 2020 with a thoughtful and deliberate plan to maintain financial strength while ensuring the business was positioned to execute when demand for our products returned.

Key highlights:

•

Pandemic response – In early 2020, we assembled a Pandemic Response Team that represented a diverse team of experts from across the company, including medical professionals. This team met daily during the early days of the pandemic to ensure we were able to protect our people, contractors and the communities in which they lived. Updates were provided on a weekly basis to the Board and more than a dozen Board briefings were held outside of our regularly scheduled meetings. Protocols were rapidly deployed that enabled field operations to safely continue and we performed more than 250,000 company and service provider screenings during the first six months of the pandemic. Although much of the world quickly adapted to working from home, this simply was not an option for our committed field employees, and we owe them a debt of gratitude for helping to deliver our strong performance.

•

Capital allocation and discipline – We proactively reduced 2020 investments by nearly $1 billion, compared to our original plans. Our multi-basin portfolio and the flexibility built into our business made this possible without penalty. It also enabled us to balance our pace of activity and the size of our company. Our proactive steps allowed us to deliver our third consecutive year of free cash flow and exit the year with nearly $500 million less debt from mid-year 2020. In a year full of so many difficulties, these accomplishments seemed far from reach at the end of the first quarter, but with discipline we were able to make them a reality.

•

Governance – We have an active, engaged and independent Board that is diverse by gender, skills and experiences. Ongoing Board refreshment continued with the retirement of three long-standing directors and the addition of two new directors. Since 2019, we have added four new directors, appointed a new independent Board Chair and refreshed committee memberships, including three new committee chairs. Board rejuvenation is an important conduit to new ideas, effective oversight and adapting to ever-changing shareholder expectations. We have an active and ongoing Board refreshment process in place.

•

ESG Performance – Our Board spent a great deal of time on our environmental, social and governance programs in 2020, believing our industry and company need to do more to amplify the positive impacts and lessen negative ones from our operations. In addition to the enhanced disclosures in our 16th annual Sustainability Report – which are aligned with the disclosure frameworks of the Task Force for Climate-related Disclosure (TCFD) and Sustainable Accounting Standards Board (SASB) – we increased our focus on emissions reductions. With guidance from internal experts and third party specialists, we thoughtfully set a target to reduce our methane intensity by one-third by 2025, using 2019 as our benchmark. The goal will be tied to our compensation program for all employees starting this year.

Our Board welcomes and values input from all shareholders. I and other Board members had the opportunity to meet with a large number of investors during our annual shareholder outreach effort this past fall. The feedback from these interactions enhances our decision making around the board table. It’s important that our owners clearly understand our strategy and know we are committed to building value.

On behalf of the Board, thank you for your investment in our company.

PETER A. DEA

Chair of the Board

5	Proxy Statement Summary
5	Annual Meeting of Shareholders
8	Frequently Asked Questions

11	Corporate Governance	23	Board Committees
11	ITEM 1. ELECTION OF DIRECTORS	25	How We Maintain an Effective Board
11	How We Build an Effective Board	27	Human Capital Management
12	Board of Directors Overview	28	Policies and Standards
13	Nominees for Election to the Board	30	Our Director Compensation Program
22	How the Board Operates	32	Securities Ownership

36	Executive Compensation
36	ITEM 2. ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
37	Compensation Discussion and Analysis
38	Compensation Key Principles	46	Compensation Peer Groups
39	Components of Our Executive Compensation Program	47	Compensation Governance
40	Realized Compensation	50	Executive Compensation Tables
41	2020 Compensation Program

60	Audit Matters
60 60	ITEM 3. RATIFY PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS Evaluation and Selection of Independent Auditors	60 61 61	Audit Fees and All Other Fees Audit Committee Pre-Approval Policies and Procedures Report of the Audit Committee
62	Additional Information
62	Additional Shareholder Information

Ovintiv Inc. / 2021 PROXY STATEMENT	●	3

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Proxy Statement Summary

This summary is provided for your convenience. It does not contain all of the information you should consider when casting your vote. We encourage you to read this entire Proxy Statement before voting. For additional information, please refer to the 2020 Annual Report on Form 10-K of Ovintiv Inc. (“Ovintiv” or the “company”) dated February 18, 2021 (the “Annual Report”). Unless noted otherwise, information in this Proxy Statement is as of February 26, 2021. Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP (as hereinafter defined) and, therefore, are considered non-GAAP measures. For additional information regarding non-GAAP measures, refer to Schedule C of this Proxy Statement.

Annual Meeting of Shareholders

Time and Date 10:00 a.m. (Mountain Time) on April 28, 2021	Place Online at www.virtualshareholder meeting.com/ovv2021	Record Date March 4, 2021	The Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about March 18, 2021

Meeting Agenda

Shareholders will be asked to vote on the following proposals at the 2021 Annual Meeting of Shareholders (the “Meeting”) of Ovintiv:

Item		Board Recommendation

1	Election of Directors	FOR each director nominee nominated herein

2	Advisory Vote to Approve Compensation of Named Executive Officers	FOR

3	Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

Your Vote Is Important

You can vote your shares of Ovintiv common stock in any of the following ways:

ONLINE

Before the Meeting you may vote your shares through the Internet by following the directions on your proxy card. Internet voting is available 24 hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the form and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders as of March 4, 2021 can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2021. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of the Meeting.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	5

Items of Business

Item 1.    Election of Directors

The Board of Directors (the “Board”) of Ovintiv has nominated the following director nominees for election as directors. Please refer to page 12 in this Proxy Statement for important information about the qualifications and experience of each of the following director nominees. Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

					Committees
Name	Age	Director Since	Background	Independent	Audit	CRG	EH&S	HRC	Reserves

PETER DEA (CHAIR)	67	2010	– Oil & Gas Exploration & Production – Former CEO	✓

MEG GENTLE	46	2020	– LNG Development – Former CEO and CFO	✓	M			M

HOWARD MAYSON	68	2014	– Reserves Evaluation and Commercialization – Global Lead/ Country Manager	✓				M	C

LEE MCINTIRE	72	2014	– Engineering & Construction – Alternative Energy – Former CEO	✓		M	M	M

KATHERINE MINYARD*	45	2021	– Energy Equity Research – Equity Investing	✓

STEVE NANCE	64	2019	– Oil & Gas Exploration & Production – Former CEO	✓			C		M

SUZANNE NIMOCKS	61	2010	– Strategic Consulting – Corporate Director	✓	M	C

THOMAS RICKS	67	2019	– Wealth Management – Former Chief Investment Officer	✓		M		C

BRIAN SHAW	67	2013	– Global Capital Markets – Equity Investing – Former CEO	✓	M		M

DOUGLAS SUTTLES	60	2013	– CEO of Ovintiv Inc.

BRUCE WATERMAN	70	2010	– Agriculture and Oil & Gas Exploration & Production – Former CFO	✓	C				M

C = Chair

M = Member

*	Katherine Minyard was appointed to the Board in March 2021 and will be added to committees, as appropriate, following the Meeting in accordance with the Board’s annual cycle.

The Board recommends that you FOR the election of each of our nominees to serve as directors of the company until the 2022 Annual Meeting of Shareholders, or, in each case, until their successors are duly elected and qualified.

Item 2.    Advisory Vote to Approve Compensation of Named Executive Officers

At the company’s 2018 annual meeting, shareholders voted, on a non-binding advisory basis, to hold say-on-pay votes annually. That recommendation has been adopted by Ovintiv and, accordingly, we are asking our shareholders to approve, on an advisory basis, our named executive officer (“NEO”) compensation for fiscal year 2020.

The Board recommends that you FOR this resolution because it believes that the policies and practices described in the “Compensation Discussion and Analysis” section beginning on page 37 of this Proxy Statement are effective in achieving the company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term financial and strategic goals and linking executive performance to shareholder value.

6	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Item 3.    Ratify PricewaterhouseCoopers LLP as Independent Auditors

We are asking our shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2021. A summary of fees paid to PricewaterhouseCoopers LLP for services provided in fiscal years 2020 and 2019 is provided on page 60 of this Proxy Statement. The Board recommends that you vote FOR this ratification.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free: (877) 750-8332

Banks and brokers may call collect: (212) 750-5833

Shareholder’s Guide to Voting at the Annual Meeting

The Board is soliciting your proxy to vote your shares at the Meeting on the following matters:

Item		Board Recommendation

1	Election of Directors	FOR each director nominee nominated herein

2	Advisory Vote to Approve Compensation of Named Executive Officers	FOR

3	Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

Ovintiv Inc. / 2021 PROXY STATEMENT	●	7

Frequently Asked Questions

Please read this section carefully for important information on how to vote your Ovintiv shares of common stock.

When is the Meeting?

The Meeting will be held at 10:00 a.m. (Mountain Time) on April 28, 2021. The Meeting will be held virtually. Shareholders as of March 4, 2021 (the record date of the Meeting) can participate in the Meeting by visiting www.virtualshareholdermeeting.com/ovv2021. If you wish to only listen to the Meeting, you can simply follow the Meeting link and sign on. If you wish to vote or ask a question during the Meeting, you will need the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

Only shareholders as of the close of business on March 4, 2021 (the record date of the Meeting) are entitled to vote at the Meeting, or at any adjournments or postponements thereof.

Am I a registered or non-registered shareholder?

You are a registered shareholder if you hold Ovintiv shares of common stock in your own name. If your name appears on a certificate for shares of common stock of Ovintiv, you are a registered shareholder.

You are a non-registered shareholder if your Ovintiv shares of common stock are not registered in your name and are instead registered in the name of a nominee, such as a trustee, financial institution or securities broker. If your shares of common stock are listed in an account statement provided to you by your broker, you are likely a non-registered shareholder.

How do I vote?

Registered Shareholders

If you are a registered shareholder, you can vote your shares of common stock using the methods described below.

YOU CAN VOTE YOUR SHARES OF OVINTIV COMMON STOCK IN ANY OF THE FOLLOWING WAYS:

ONLINE

Before the Meeting, you may vote your shares through the Internet by following the directions on your proxy card or Notice of Internet Availability of Proxy Materials. Internet voting is available 24 hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the form and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders as of March 4, 2021 can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2021. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

Non-Registered Shareholders

If you are a non-registered shareholder, you can vote your shares of common stock online at the Meeting or by giving voting instructions, as described below.

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of the Meeting.

8	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Who is soliciting my proxy?

The Board is soliciting proxies in connection with the Meeting. This solicitation is being made primarily by mail, but proxies may also be solicited personally by directors, employees or agents of Ovintiv using telephone, e-mail or other electronic means.

Who pays for the proxy solicitation?

Ovintiv pays the costs of preparing, printing and distributing the proxy materials used in the solicitation of proxies. These costs may include the reimbursement of brokers and other entities who incur costs forwarding proxy materials to Ovintiv’s non-registered shareholders. Ovintiv has retained Innisfree M&A Incorporated (“Innisfree”) and Kingsdale Advisors (“Kingsdale”) to assist with the solicitation of proxies. Aggregate fees payable to Innisfree and Kingsdale in connection with the solicitation of proxies will be approximately $76,000, plus reasonable disbursements.

What is the deadline to return my voting instructions?

The deadline for submitting voting instructions by Internet, telephone or mail as a registered shareholder is 9:59 p.m., MT, on April 27, 2021. For shareholders whose shares are registered in the name of a bank, broker or another nominee, please refer to the information provided by your nominee for information about the deadline for submitting voting instructions.

How will my shares be voted if I am represented at the Meeting by proxy?

All shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the shareholder’s instructions.

What happens if I return a proxy card without voting instructions?

If you submit a proxy and do not provide instructions regarding any matter identified in the Notice of the Meeting, your shares will be voted as follows:

•	FOR the election of the 11 director nominees nominated in this Proxy Statement;

•	FOR approval of the company’s approach to executive compensation; and

•	FOR the ratification of PricewaterhouseCoopers LLP as the company’s independent auditors.

What should I do if I receive more than one form of proxy or voting instruction form?

If some of your shares are registered in your name and some are registered in the name of one or more nominees (such as a broker or bank), you will need to return more than one proxy card in order to vote all of your shares. Please follow the instructions provided on the proxy card carefully, as the voting process differs for registered and non-registered shareholders.

Can I change or revoke my proxy once I have given it?

If you are a registered shareholder, you can change or revoke your proxy prior to the vote being taken at the Meeting by:

•	submitting a written notice to Ovintiv’s Corporate Secretary at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado, 80202 prior to the Meeting;

•	submitting a new proxy or new voting instructions bearing a later date through any of the voting methods described above; or

•	voting online at the Meeting.

If you are a non-registered shareholder, you can change or revoke your proxy by following the specific instructions provided to you by your respective broker or other nominee. Non-registered shareholders who have voted and wish to change their voting instructions should contact their nominee as soon as possible to ensure any changes to voting instructions are communicated sufficiently in advance of the Meeting.

Only the latest validly executed proxy that you submit will be counted.

What is the quorum requirement for the Meeting?

The quorum requirement for the Meeting is a majority of all outstanding shares of common stock entitled to vote at the Meeting, either present in person or represented by proxy. As of March 4, 2021 (the record date of the Meeting) there were 261,043,794 issued and outstanding shares of common stock of Ovintiv.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are providing access to this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 via the Internet using the U.S. “notice and access” system. As a result, a Notice of Internet Availability of Proxy Materials will be mailed to each shareholder of record as of March 4, 2021. Shareholders may choose to access our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials or may request to receive a printed set of our proxy materials.

How can I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice of Internet Availability of Proxy Materials will find instructions on how to obtain a paper copy of such materials on their notice.

How many votes do I have?

You have one vote for each share of Ovintiv common stock that you held as of the close of business on March 4, 2021 (the record date of the Meeting).

Ovintiv Inc. / 2021 PROXY STATEMENT	●	9

What happens if amendments, variations, or other matters are brought before the Meeting?

The appointee or appointees named in your proxy card will have discretionary authority to vote on any amendments or variations to the matters identified in the Notice of the Meeting and on any other matters that properly come before the Meeting. As of the date of this Proxy Statement, management is not aware of any such amendment, variation or other matter.

What is a broker non-vote?

Without specific instructions, U.S. brokers and their agents or nominees cannot vote shares of common stock for their clients on “non-routine” matters, including the election of directors and advisory votes to approve executive compensation, however they may vote on “routine” matters, such as the ratification of an auditor. Without specific instructions, Canadian brokers and their agents or nominees cannot vote shares of common stock for their clients. When a broker is unable to vote because the beneficial owner of the shares has not provided voting instructions, a “broker non-vote” may occur.

How are abstentions and broker non-votes counted?

Broker non-votes are not considered votes cast and therefore do not affect the outcome of the vote on any proposal. Abstentions are not considered votes cast on Item 1 and therefore do not affect the outcome of the vote on such proposal, but have the effect of a negative vote on Items 2 and 3.

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and act as inspectors of election for the Meeting. Broadridge maintains the confidentiality of individual shareholder votes, but proxies will be submitted to management if they contain comments clearly intended for management or to meet legal requirements.

Do shareholders have dissenters’ rights?

Ovintiv’s shareholders do not have dissenters’ rights or similar rights of appraisal regarding matters described in this Proxy Statement and do not have cumulative voting rights with respect to the election of directors.

Who can I contact if I have questions?

Innisfree M&A Incorporated

If you have questions about this Proxy Statement or require assistance completing your form of proxy or voting instruction form, please contact Innisfree at:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free: (877) 750-8332

Banks and brokers may call collect: (212) 750-5833

10	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Item 1.    Election of Directors

WHAT ARE YOU VOTING ON?

You are voting on a proposal to elect directors to Ovintiv’s Board of Directors for a term of one year.

BOARD VOTING RECOMMENDATION
The Board recommends you vote FOR the election of each director nominee named.

How We Build an Effective Board

The CRG Committee continually assesses the Board and the skill sets, experiences and characteristics represented by the directors to ensure alignment with the company’s strategic objectives and evolving needs and expectations. Ovintiv is fortunate to have a Board that balances experienced and fresh perspectives. Our directors bring a broad range of backgrounds to the Board, with more than half of independent directors coming from industries outside of E&P.

The CRG Committee believes that the Board should be continually refreshed to introduce new ideas and skill sets that contribute to enhanced Board decision-making and position the company to effectively adapt to evolving market conditions. At its meeting on April 28, 2020, the CRG Committee initiated a multi-year strategic Board refreshment process. The Committee evaluated third party consultants to support this process. In June 2020, Heidrick & Struggles, a leading consulting firm, was engaged to review Ovintiv’s Board composition and diversity, assess key skill sets and future requirements aligned with the company’s strategic plan, ensure the governance processes around renewal were robust and assist with the identification of future qualified director candidates. This led to the addition of Meg Gentle to the Board in December 2020 and Katherine Minyard in March 2021, both of whom bring a depth of experience outside of traditional E&P. The Board refreshment process remains ongoing.

Since 2019, the company has added four new directors and seen the departure of three long-tenured directors. In the course of identifying potential Board members, the CRG Committee takes into consideration a variety of factors including age, gender, ethnicity, professional background, leadership and corporate governance experience, and past industry experiences. Other important considerations include leadership style, judgment and demonstrated strategic thinking. The CRG Committee and our Board recognize the value of bringing a diverse range of perspectives to the work of overseeing the risks and strategic direction of our company. In 2021, the Board adopted a Diversity in Board Recruitment Policy, committing to include female and racially or ethnically diverse candidates in each director search undertaken by the Committee.

The CRG Committee has a process to ensure qualified nominees recommended by shareholders will receive timely consideration. Please see “Shareholder Proposals and Director Nominations” on page 62 of this Proxy Statement for more details.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	11

Board Skills Matrix

The skills and expertise of an effective Board need to align with the strategic priorities of Ovintiv. The below skills matrix is tested and assessed regularly and evolves with the needs of the organization. As shown below, each director nominee brings a balance of perspectives.

Skills and Expertise	Dea	Gentle	Mayson	McIntire	Minyard	Nance	Nimocks	Ricks	Shaw	Suttles	Waterman
Accounting and Finance Experience with financial services or complex financial transactions, including both debt and equity.		●		●	●		●	●	●		●

Environmental/Sustainability/Safety

Environmental/sustainability experience to identify and adapt to strategic and emerging issues necessary to support long-term value creation and ensure the business remains responsible and sustainable in the long-term.

	●	●	●	●		●	●	●		●
Financial Reporting Audit committee financial expert as defined by the U.S. Securities and Exchange Commission.		●						●			●
Governance/Public Company Board Experience Governance experience gained through board service or experience as a public company executive.	●	●	●	●		●	●	●	●	●	●
Human Capital Management Expertise in compensation design and oversight of social issues, including diversity and inclusion.	●	●		●		●	●	●	●		●
Industry Industry experience that provides valuable perspectives on issues specific to the energy sector, as well as managing the operations of a complex E&P business.	●	●	●		●	●	●			●	●
Public Policy and Government Relations Experience in government relations, public policy or regulatory matters.	●	●	●	●						●	●
Reserves Experience reviewing externally disclosed natural gas and oil reserves and resources data.	●	●	●		●	●		●		●
Risk Management Experience identifying, managing and mitigating corporate risks.	●	●	●	●		●	●	●	●	●	●
Technology & Innovation Experience identifying and capturing new technological advances applicable to our business.	●		●	●			●			●

12	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Director Nominees

PETER A. DEA
Crested Butte, Colorado, USA Chair | Independent Age: 67 Director since: 2010 Committees: Ex Officio

BACKGROUND

Mr. Dea has a long history of value creation in the exploration and production industry. He has built and led several companies, public and private, during his nearly 40-year career. He currently serves as a corporate director.

Recognized by industry as a thought leader and conservationist, he has helped shape policy at the federal and state level, beginning with President Clinton’s Energy Team, to chairing industry trade associations and as an appointee of then Governor Hickenlooper to the Colorado Oil & Gas Task Force.

Mr. Dea is the Executive Chairman of Confluence Resources LP. He serves as a trustee for the Denver Museum of Nature & Science and the Crested Butte Land Trust.

CURRENT

•  Executive Chairman, Confluence Resources LP

•  President and CEO, Cirque Resources

•  Director, Antero Midstream Corporation

•  Director, Liberty Oilfield Services Inc.

•  Trustee, Denver Museum of Nature and Science

PREVIOUS

•  CEO, Western Gas Resources LP

•  CEO, Barrett Resources Corporation

•  Trustee, The Nature Conservancy, Colorado

•  Co-Chair, ACE Scholarships

EDUCATION AND CREDENTIALS

•  BA, Geology, Western Colorado University

•  MSc, Geology, University of Montana

•  Advanced Management Program, Harvard University

MEG A. GENTLE
Houston, Texas, USA Independent Age: 46 Director since: 2020 Committees: Audit and HRC

BACKGROUND

Ms. Gentle’s expertise spans finance, gas marketing, economic and strategic planning and business development. She recently held the role of President and Chief Executive Officer of Tellurian Inc. and served as a member of its board of directors from 2016 to 2020. Prior to Tellurian, Ms. Gentle was with Cheniere Energy, Inc. where she held several high-level roles including Executive Vice President – Marketing; Senior Vice President – Marketing; Senior Vice President and Chief Financial Officer; and Senior Vice President-Strategic Planning & Finance.

Early in her career, Ms. Gentle conducted international business development and strategic planning for Anadarko Petroleum Corporation and energy market analysis for Pace Global Energy Services.

PREVIOUS

•  President and CEO, Tellurian Inc.

•  Director, Tellurian Inc.

•  Various leadership roles with Cheniere Energy, Inc., including:

•  EVP Marketing

•  Senior VP – Marketing

•  Senior VP and CFO

•  Senior VP – Strategic Planning & Finance

EDUCATION

•  BA, Economics and International Affairs, James Madison University

•  MBA, Rice University

Ovintiv Inc. / 2021 PROXY STATEMENT	●	13

HOWARD J. MAYSON
Breckenridge, Colorado, USA Independent Age: 68 Director since: 2014 Committees: Reserves* and HRC

BACKGROUND

Mr. Mayson has been at the leading edge of exploration and production technology since he wrote his Masters’ thesis on fracture mechanics at the Massachusetts Institute of Technology four decades ago. With a background in reservoir engineering, he has been responsible for the technical evaluation of subsurface opportunities, the commercialization of basins around the globe and the technical due diligence of major M&A deals.

During his career, he held various senior leadership positions including country manager roles and was also responsible for the global subsurface function at one of the world’s largest E&P companies. In this role, he led the global R&D program and Corporate Reserves while serving as the functional leader for over 2,500 technical professionals.

Mr. Mayson was previously Chair of the Industrial Advisory Board at the Institute of Petroleum Engineering for more than a decade. He holds an honorary Doctorate of Engineering from Heriot-Watt University and is a graduate of the Wharton Advanced Management Program.

CURRENT

•  Member of Advisory Board and Operating Partner, Azimuth Capital Management LLC

•  Director of several private energy-related companies in the U.S., U.K. and Canada(1)

PREVIOUS

•  Various leadership roles with BP p.l.c., including:

•  CEO, BP Russia

•  President, BP Angola

•  SVP, E&P Technology

•  Director, E&P Tech Group, U.K./U.S.

•  Senior roles in L-48 and Alaska

•  Chair, Industrial Advisory Board, Institute of Petroleum Engineering

EDUCATION

•  BEng (Hons), University of Sheffield

•  MSc, Mechanical Engineering, MIT

LEE A. MCINTIRE
Denver, Colorado, USA Independent Age: 72 Director since: 2014 Committees: CRG, EH&S and HRC

BACKGROUND

Mr. McIntire brings a wealth of expertise to the Board with particular strengths in engineering, operations and construction, alternative energy, water management and consulting. With 25 years of environmental and sustainability leadership experience, he also provides expertise in establishing ESG board and management focus.

Mr. McIntire has a strong understanding and working knowledge of risk management, strategy, finance, corporate governance, safety and compensation.

His executive experience includes serving as Chief Executive Officer of TerraPower, LLC, a private nuclear energy technology company, from 2015 to 2018; and Chief Executive Officer and Chairman of CH2M HILL, a leading global EPCM company, from 2006 to 2014. He has also served in several senior leadership roles with the Bechtel Group, Inc., an engineering, procurement and project management company.

PREVIOUS

•  CEO and Board member, TerraPower, LLC

•  Various leadership roles with CH2M HILL, including:

•  Chairman of the Board

•  CEO and President

•  COO

•  Various leadership roles with the Bechtel Group, Inc., including:

•  Executive Vice-President

•  Partner

•  Member of the Board of Directors

EDUCATION

•  BSc, Civil Engineering, University of Nebraska

•  MBA, Thunderbird School of Global Management

*	Committee Chair

14	●	Ovintiv Inc. / 2021 PROXY STATEMENT

KATHERINE L. MINYARD
Denver, Colorado, USA Independent Age: 45 Director since: 2021

BACKGROUND

Ms. Minyard is an Investment Principal and Partner at Cambiar Investors, a long-only, relative value-focused global asset manager. She covers international energy, metals and mining, industrials, basic materials and utility equities, while leading the Europe Select strategy as a portfolio manager. Prior to joining Cambiar in 2014, Ms. Minyard was an Executive Director on the Equity Research Team at J.P. Morgan where she covered U.S. Integrated Oil, Refining, Canadian Oil and U.S. E&P companies. Earlier in her career, Ms. Minyard served energy clients at Accenture and McKinsey & Company.

Ms. Minyard holds a Master of Business Administration from INSEAD in France and a Bachelor of Science in Applied Mathematics from Texas A&M University. She also holds the Chartered Financial Analyst designation.

CURRENT

•  Investment Principal and Partner, Cambiar Investors

PREVIOUS

•  Executive Director, Equity Research, J.P. Morgan

•  Various roles with consulting firms, Accenture and McKinsey & Company

EDUCATION

•  B.S., Texas A&M University

•  MBA, INSEAD

•  Chartered Financial Analyst

STEVEN W. NANCE
Houston, Texas, USA Independent Age: 64 Director since: 2019 Committees: EH&S* and Reserves

BACKGROUND

Mr. Nance is the President and Manager of Steele Creek Energy, LLC, a private oil and gas investment company. He brings direct insights into an active oil and gas industry from a private equity perspective. Mr. Nance has extensive governance experience and was the Lead Director of Newfield Exploration Company when it merged with Ovintiv in 2019. In his 10-year career as a corporate director, he has been on boards of well-established corporations, helped create the governance environment for a newly formed IPO company and has served on numerous committees including Compensation, Governance, Audit, Environmental, Health & Safety and Reserves.

Prior to his career as a professional director, Mr. Nance leveraged his significant C-level experience to build a consulting business providing coaching and leadership development to executives, including assisting with succession planning and strategic direction.

He was a petroleum engineer in the initial phase of his energy career, holding increasingly senior positions of leadership with several U.S. independents.

CURRENT

•  President and Manager, Steele Creek Energy, LLC

PREVIOUS

•  Vice President – Gulf Coast Division, Burlington Resources, Inc.

•  President, Chairman and CEO, XPLOR Energy

•  President, Peoples Energy Production Company

•  Director, Newfield Exploration Company

•  Director, Cloud Peak Energy, Inc.(2)

•  Director, The Williams Companies, Inc.

EDUCATION

•  BSc, Petroleum Engineering, Texas Tech University

Ovintiv Inc. / 2021 PROXY STATEMENT	●	15

SUZANNE P. NIMOCKS
Houston, Texas, USA Independent Age: 61 Director since: 2010 Committees: CRG* and Audit

BACKGROUND

Ms. Nimocks has a decade of board experience with a perspective that crosses a variety of industries and across the globe. She is currently a director for the world’s largest steel company, a U.S. based Fortune 500 building products company and the world’s largest offshore drilling company. She has chaired a variety of committees including two compensation committees, an EH&S committee, a Finance committee, and a Corporate Responsibility and Governance committee.

Previously a Director and Senior Partner with McKinsey & Company, her strategic consulting practice covered corporate strategy, operations, human resources, mergers and acquisitions, finance, and risk management. At McKinsey, she was a global leader in the firm’s Oil and Gas, Electric Power, Renewables (wind, solar and geothermal) and Risk Management practices.

Ms. Nimocks has led several diversity and inclusion projects and helped found and now serves on the board of Advancing Women in Energy. She also committed 20 years to the Board of Directors of the Houston Zoo, stewarding its transformation to a global conservation organization, and serving most recently as its Chair. She is currently a Trustee of the Texas Children’s Hospital in Houston, Texas.

CURRENT

•  Director, Owens Corning

•  Director, ArcelorMittal

•  Director, Valaris plc

•  Trustee, Texas Children’s Hospital

PREVIOUS

•  Various leadership roles with McKinsey & Company, including:

•  Director (Senior Partner)

•  Managing Partner, Houston Office

•  Member, Global Senior Partner Election Committee and all other election committees of the firm

•  Former Board Chair, Houston Zoo

•  Former Board Member and Chair of Environmental Committee, Greater Houston Partnership

EDUCATION

•  BA, Economics, Tufts University

•  MBA, Harvard Graduate School of Business

THOMAS G. RICKS
Austin, Texas, USA Independent Age: 67 Director since: 2019 Committees: HRC* and CRG

BACKGROUND

Mr. Ricks, whose professional career focused on the institutional investor perspective, is very experienced in portfolio management, asset allocation, risk management and thematic investing. He followed an unconventional path from international banking in Asia to finance roles to high-net worth and public institution capital/wealth management. He appreciates first-hand the importance and complexity of balancing social overlays with portfolio investment objectives.

He served as CEO & Chief Investment Officer of H&S Ventures, LLC, a Forbes 150 family office, from 2001 until his retirement in 2018. He also oversaw The University of Texas Investment Management Company (UTIMCO) from 1996 to 2001 as its Chief Executive Officer.

Mr. Ricks joined the Board in 2019 following the acquisition of Newfield Exploration Company. He currently serves as a director of Sensei Biotherapeutics, Inc., a public clinical-stage biopharmaceutical company.

CURRENT

•  Director, Sensei Biotherapeutics, Inc.

PREVIOUS

•  CEO & Chief Investment Officer, H&S Ventures LLC

•  CEO, University of Texas Investment Management Company

•  Various leadership roles with the University of Texas System, including:

•  Vice Chancellor, Asset Management

•  Executive Director, Finance and Private Investments

•  Director, Newfield Exploration Company

EDUCATION

•  BA, Economics, Trinity College

•  MBA, University of Chicago

16	●	Ovintiv Inc. / 2021 PROXY STATEMENT

BRIAN G. SHAW
Toronto, Ontario, Canada Independent Age: 67 Director since: 2013 Committees: Audit and EH&S

BACKGROUND

Mr. Shaw brings deep experience in capital markets and investing, as the former Chairman and CEO of a league-leading capital markets business at one of Canada’s major banks. From the initial perspective of the trading desk, he ultimately headed its global equity division, including both client-facing and proprietary trading functions. He continues to apply his experience identifying emerging opportunities and appreciating the investor mindset, serving on multiple advisory boards in investment and wealth management.

He has served as a Director of NuVista Energy Ltd. since 2014, a Director of Manulife Bank of Canada, a private chartered bank, since 2012; a Director of Manulife Trust Company, a private trust company, since 2012; and a Director of Lakeview Mortgage Funding Inc., a private structured credit company, since 2016. Mr. Shaw served as Chairman and Chief Executive Officer of CIBC World Markets Inc. from 2005 to 2008.

Mr. Shaw is active in the CFA Society of Toronto, a non-profit that works to administer the chartered financial analyst curriculum and set ethics-based performance-reporting standards for the investment industry. He also is a member of the Toronto Symphony Orchestra Board of Directors.

CURRENT

•  Director, NuVista Energy Ltd.

•  Director, Manulife Bank of Canada

•  Director, Manulife Trust Company

•  Director, Lakeview Mortgage Funding Inc.

•  Director, Toronto Symphony Orchestra

PREVIOUS

•  Chairman and CEO, CIBC World Markets Inc.

•  Director, Patheon Inc.

•  Director, PrairieSky Royalty Ltd.

EDUCATION

•  BComm, University of Alberta

•  MBA, University of Alberta

•  Chartered Financial Analyst

DOUGLAS J. SUTTLES
Denver, Colorado, USA CEO | Not Independent Age: 60 Director since: 2013

BACKGROUND

Mr. Suttles has served as CEO of Ovintiv since 2013. He brings global energy experience to the Board. During his career he has led numerous businesses and technical organizations in multiple countries and worked with numerous governments on energy and business policy. He began his career in engineering and operations roles but quickly moved into business and leadership roles including leading businesses in the North Sea, Trinidad, Russia and Alaska. His experience also includes serving in the BP executive office and serving as the Chief Operating Officer of BP Exploration & Production. Throughout his career he has been known for developing leaders and building an innovative culture.

Mr. Suttles serves in a leadership capacity on several industry boards and associations where he is focused on providing leadership in the areas of environment, climate change and energy policy. He also has been actively involved in non-profit activities including serving as President and on the board of Spindletop Charities and the Engineering Advisory Board of the University of Texas.

CURRENT

•  CEO, Ovintiv Inc.

•  Director, American Petroleum Institute

•  Director, American Exploration & Production Council

•  Director, Independent Petroleum Association of America

•  Director, National Association of Manufacturers

PREVIOUS

•  Various leadership roles with BP, p.l.c., including:

•  COO, BP Exploration & Production

•  President, BP Alaska

•  President, BP Sakhalin Inc.

•  President, BP Trinidad

•  Vice-President, North Sea Operations

•  Member, BP America Operations Advisory Board

EDUCATION

•  BSc, Mechanical Engineering, University of Texas, Austin

Ovintiv Inc. / 2021 PROXY STATEMENT	●	17

BRUCE G. WATERMAN
Calgary, Alberta, Canada Independent Age: 70 Director since: 2010 Committees: Audit* and Reserves

BACKGROUND

Mr. Waterman, recognized as Canada’s Top CFO in 2008 by the Financial Executives Institute of Canada, has held various finance roles in a broad range of industries including agriculture, chemicals, fisheries, and forestry as well as oil and gas. His experience in financings, business development and commercial negotiations is similarly wide-ranging – with experience from China to Argentina as well as the U.S. and Canada. He has held executive leadership positions in exploration and production companies, agricultural business, and wholesale and retail operations. He also has experience with systems oversight, including cybersecurity risk management for a multi-country company with various lines of business.

Mr. Waterman sits on the advisory board of Financial Executives Institute of Canada, an association that provides professional development, thought leadership and advocacy services for CPAs and other financial professionals. He has often acted as a lecturer at Canadian educational institutions on accounting theory and policy. Mr. Waterman holds a Bachelor of Commerce from Queen’s University and is a chartered professional accountant.

Mr. Waterman has also served as a director of Irving Oil Limited, a private oil and gas company, since 2012.

CURRENT

•  Director, Prairie Storm Resources Corp.

•  Director, Irving Oil Limited

•  Member, Advisory Board, Financial Executives Institute of Canada

PREVIOUS

•  EVP and CFO, Agrium Inc. (now known as Nutrien Ltd.)

•  VP and CFO, Talisman Energy Inc.

•  Trustee, Enbridge Commercial Trust

•  Director, Enbridge Income Fund Holdings Inc.

•  Director, PrairieSky Royalty Ltd.

•  Various positions in finance, accounting and business development with Amoco Corporation

EDUCATION

•  Hon. BComm, Queen’s University

•  Chartered Professional Accountant

•  Fellow, Chartered Professional Accountants

Notes:

(1)

Mr. Mayson was a director of Endurance Energy Ltd. from March 2012 until his resignation in December 2015. On May 30, 2016, Endurance obtained an Initial Order under the Companies’ Creditors Arrangement Act seeking a stay of proceedings and other relief. On July 4, 2017, FTI Consulting Canada Inc., Endurance’s court-appointed monitor, sought and obtained an order approving, among other things, a final distribution to Endurance’s lenders and a termination of bankruptcy proceedings.

(2)

On May 10, 2019, Cloud Peak Energy Inc. (“Cloud Peak”) and substantially all of its wholly-owned domestic subsidiaries filed petitions to reorganize under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On December 5, 2019, Cloud Peak’s plan of reorganization was confirmed by the Bankruptcy Court.

18	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Our Approach

We Sustainably Make Modern Life Possible

Ovintiv is one of the largest producers of oil, condensate, natural gas and natural gas liquids in North America. We are committed to safely producing our products to drive progress and improve lives with respect and responsibility. Our products fuel the world, which in turn supports improved education, healthcare and equality opportunities. We pioneer innovative ways to provide safe, reliable and affordable energy.

Our culture is unique and powered by innovation, team-work and discipline. We have a track record of driving efficiency in every part of our business. Our capital allocation is highly disciplined and designed to achieve our strategic outcomes. We benefit from our high-quality multi-basin portfolio, which positions us in the core of some of the best liquids-rich basins in North America. Our asset base provides us with both geographic and commodity diversity and creates optionality in our investments, while reducing the concentration of risks.

The “New E&P” Model

Ovintiv has been at the forefront of our industry’s transition to a “new” business model. We are focused on generating free cash flow , strong returns from our investments and sustainable operations. The key elements of the “New E&P” model, our track record and path forward are highlighted below.

Key Ingredients	Track Record	Path Forward

Strong Capital Discipline	2020 was third consecutive year of free cash flow Reduced debt by ~$500MM in the second half of 2020	$1.25B debt reduction target by year-end 2021; target absolute debt of $4.5B and 1.5x leverage

Return of Cash to Shareholders	>$1.7B returned through dividends and share buybacks since 2018	Focus on generating free cash; Maintain sustainable dividend

Top Tier ESG Performance	16th year of leading sustainability reporting; <0.50% 4Q20 sales gas flared and vented	33% methane intensity reduction by 2025; tied to compensation for all employees

Industry Leading Efficiencies	Achieved record low well costs in 4Q20; industry leading break-evens	20% capital efficiency gain in 2021 vs. 2019

Stability Through Size and Scale	Quality multi-basin portfolio of scale; ~540 MBOE/d & ~1.5 Bcf/d of legacy gas production	Maintain 200 Mbbls/d crude and condensate through 2022

Key Year-End 2020 Metrics

Through Cycle Stability	Reduced Debt	Drove Capital Efficiency	Delivered Results
~$285 2020 Free Cash Flow Generation ($ MM)	>$480 Debt Reduction Since 2Q20 ($ MM)	$1.74 2020 Capex ($B)	215 4Q20 Crude & Condensate (Mbbls/d)

Note: Third consecutive year of free cash flow generation excludes ~$90 MM of one-time costs associated with work force reduction.

For additional information regarding non-GAAP measures, refer to Schedule C of this Proxy Statement.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	19

Our Approach to ESG

We are a company with a purpose – to make modern life possible. We have an obligation to do more than simply produce oil and gas and have a long history of tracking and reporting our progress on key ESG metrics. Our Board oversees our ESG strategies and monitors progress and performance through its committee structures.

History of ESG Leadership

METHANE INTENSITY REDUCTION TARGET 33%	TRANSPARENT SUSTAINABILITY REPORTING 16 yrs	HISTORY OF ESG METRICS
Targeted reduction from 2019 to 2025. Beginning in 2021, metric will be tied to compensation for all employees.		Long history of ESG-focused metrics in our compensation program through our environment, health and safety (EH&S) targets embedded in annual bonus plan.

Leading ESG Performance

In 2020, Ovintiv published its 2019 Sustainability Report, highlighting the company’s leadership in sustainability and highlighting its significant achievements in environmental, social and corporate governance.

OUR KEY ESG INITIATIVES

EMISSIONS

•  33% methane intensity reduction by 2025, benchmarked against 2019 results. Beginning in 2021, this metric will be tied to compensation for all employees.

•  Leading leak detection and repair (LDAR) program across the U.S. and Canada.

•  History of working with third party operating partners to optimize emissions intensity across all operations.

TRANSPARENCY

•  Leading industry-wide initiatives through active trade association engagement with the American Exploration & Production Council, the Canadian Association of Petroleum Producers and the American Petroleum Institute.

•  Produced disclosures aligned with Task Force on Climate-related Financial Disclosures (TCFD) and Sustainability Accounting Standards Board (SASB) guidance.

•  16th consecutive year of industry leading sustainability reporting and transparency.

HUMAN CAPITAL

•  Industry leading COVID-19 response kept our people safe and our business running smoothly.

•  2020 was our 7th consecutive safest year ever with a Total Recordable Injury Frequency of 0.19.

•  50% of executive officers reporting to the company’s CEO and three of 11 director nominees are women.

To learn more about Ovintiv’s sustainability initiatives, please refer to our annual Sustainability Report, which is available on our website at www.ovintiv.com/sustainability/.

Oversight of COVID-19 Response

As the threat of COVID-19 became increasingly apparent, we established a Pandemic Response Team comprised of medical, occupational health and safety, human resources, legal and other professionals. In the initial days of the response effort, this multi-disciplinary team met daily to assess and mitigate employee and contractor risks and establish protocols to keep office and field locations safe. The team also monitored rapidly evolving legal and regulatory requirements to ensure compliance. The Pandemic Response Team provided frequent updates to the Executive Leadership Team (“ELT”) and the Board. The CEO held regularly scheduled meetings to ensure real-time information was understood and actionable. The Board also received regular updates from subject matter experts on company response initiatives. In addition to its regularly scheduled Board meetings, directors met with the CEO and ELT more than a dozen times during 2020.

With Board oversight, we developed and implemented risk-based protocols and procedures that enabled our team to safely continue their work in the field and for low-risk staff to return to our offices. These procedures include physical distancing among team members, enhanced hygiene and cleaning requirements, mandatory face coverings for all employees and daily pre-access screenings for field and office locations. Our procedures are continuously evaluated to ensure their effectiveness and to comply with regional requirements.

In the first six months of the pandemic, we performed >250,000 employee and service provider screenings

20	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Shareholder Engagement

We value shareholder feedback and conduct an annual outreach program allowing investors to engage directly with members of our Board and ELT. This feedback helps to further align our disclosure, governance and compensation practices with shareholder expectations. In 2020, shareholders holding collectively more than two-thirds of our outstanding common stock were offered the opportunity for this engagement.

As part of our 2020 outreach program, we solicited feedback from >67% of shareholders. Shareholders representing >40% of outstanding shares engaged directly with members of the Board and management.

Subject of Discussion	Actions Informed by What We Learned

• Corporate governance, ESG, compensation and disclosure initiatives

Our Board Chair, Chair of the Human Resources and Compensation Committee (“HRC Committee”) and members of our ELT and sustainability team were actively engaged in outreach discussions with shareholders. During the year, we also continued our engagement with the proponent of last year’s shareholder proposal. The announcement of our 2021 emissions target demonstrates our continued commitment to ESG stewardship. We also implemented compensation program changes informed by what we heard from shareholders, such as ceasing issuance of stock options in 2020, and adding both the S&P 400 and XOP indices to our PSU Performance Peer Group beginning in 2021.

• COVID-19 response effort

The Pandemic Response Team led our efforts to protect the safety of our employees and contractors while ensuring compliance with regional regulations. The team continues to evolve practices and help guide decision-making of the Board and ELT.

• Disclosure in our Sustainability Report and the Board’s continued focus on the company’s overall ESG strategy

Our ESG efforts continued to evolve in 2020. During 2020, the company:

•  published its 16th annual Sustainability Report, with disclosure informed by sustainability reporting guidance relevant to stakeholders (IPIECA, SASB and TCFD);

•  committed to reducing the methane intensity of our operations 33% by 2025 (benchmarked to 2019) and tying the metric to compensation for all employees beginning in 2021; and

•  engaged with the proponent of last year’s shareholder proposal to ensure responsiveness of our Sustainability Report and emissions goal, and they were encouraged by our progress.

Ovintiv’s leadership in industry engagement and ESG standardization efforts were well received during the 2020 outreach discussions.

• Continued alignment of NEO compensation with company performance

Drawing from feedback the HRC Committee Chair received directly from shareholders in 2020, we are reshaping our NEO compensation program and reducing the target value of long-term incentives (“LTIs”) granted to NEOs, among others. The changes in our compensation plan are described in further detail in the Compensation Discussion & Analysis section of this Proxy Statement.

• Leadership development and succession planning

Over the last two years, Corey Code was promoted to Chief Financial Officer; Greg Givens to Executive Vice-President & Chief Operating Officer; Rachel Moore to Executive Vice-President, Corporate Services and, most recently, Brendan McCracken to President. Each individual was identified years prior to these promotions for enhanced leadership development and broad business exposure. Formal succession and development is overseen by the Board and includes rotations in responsibility, third party coaching, assigned internal mentors and regular exposure to the Board and ELT.

• Descriptions of certain metrics, including annual bonus and strategic milestones	We continue to enhance our disclosures. This year’s Proxy Statement builds on the step changes in communication and disclosure we have been making over the past several years.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	21

How the Board Operates

The Board is responsible for overseeing Ovintiv’s overall business and for stewarding our operations in a manner consistent with shareholder interests.

Overview of Board Leadership Structure

Independent Chair of the Board

All of our directors are independent, with the exception of our CEO

Active engagement by all directors

All of the members of the Audit, CRG, EH&S, HRC and Reserves Committees are independent

The responsibilities of the Board are more fully described in the Board of Directors’ Mandate. The Board of Directors’ Mandate, as well as the mandates of each Board committee, are available on Ovintiv’s website at www.ovintiv.com.

Our Governance Best Practices

Declassified board with each director elected annually; no slate voting	Separation of Board Chair and CEO roles	No interlocking directorships with other reporting issuers

Chair of the Board, committee chairs and committee members are all independent	No dual-class shares	Prohibition on hedging or pledging for directors and executives

Majority voting for directors in uncontested elections	Executive incentive compensation clawback policy	Annual advisory vote on executive compensation

Executive sessions held by independent directors at regular Board and committee meetings	Business Code of Conduct and comprehensive ethics and compliance program	Proxy access

Evaluation of Board, committee and director performance periodically conducted by a third party	Stock ownership guidelines for executives and directors	Proactive shareholder engagement

Independent Chair of the Board

Our bylaws mandate the separation of the CEO and Chair of the Board roles. The Chair of the Board must be independent and is appointed by the Board based on a CRG Committee recommendation. In conjunction with the company’s announcement of former Board Chair Clayton Woitas’ intention to retire, Peter Dea was appointed as Chair of the Board effective June 30, 2020.

The Chair of the Board is responsible for ensuring the effective functioning of the Board and serves as the primary liaison between independent directors and the CEO. In addition, the Chair of the Board serves as an ex officio member of the Board’s committees. In that capacity, Mr. Dea may vote when necessary to achieve a quorum. General guidelines for the Chair of the Board, committee Chairs and CEO are available on our website at www.ovintiv.com.

Director Independence

Our Corporate Governance Guidelines require that the Board consist of a majority of independent directors. Apart from our CEO, all of our director nominees are independent. To determine whether a director is “independent,” the Board applies the following criteria:

•	the director must not have a disqualifying relationship, as specified by applicable securities laws and stock exchange rules; and
•	the director must not have a material relationship with Ovintiv directly, or as an officer, shareholder or partner of an organization that has a relationship with Ovintiv.

When determining director independence, the Board does not consider transactions: (i) involving less than $120,000; (ii) with entities for which a director or immediate family member served only as a director or trustee; and (iii) with entities in which a director’s or an immediate family member’s only interest is less than a 10% ownership interest.

22	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Risk Oversight

Our Board is responsible for risk oversight, including regular monitoring to ensure the efficacy of Ovintiv’s key risk management programs, control processes, and cybersecurity protocols. Board committees help discharge this responsibility by managing issues under their purview and reporting regularly to the full Board. The committees review policies and practices relevant to their assigned risk management areas and work closely with management to ensure key controls and processes are in place.

Board Committees

We recognize the increased expectations for more sustainable performance by our industry on the part of all stakeholders. To ensure our company remains positioned to effectively respond to these expectations, we regularly review our governance practices and structures. In 2020, this review culminated in a refreshment of committee chairs, membership and mandates to clearly define responsibility for each element of ESG and ensure that emerging risks to our business can be effectively addressed. We believe these changes to our governance framework provide a strong foundation for meaningful engagement with ESG-related risks.

Our Board currently has five committees, all comprised of independent directors. The Board may appoint special ad hoc committees from time to time for important matters.

AUDIT COMMITTEE

BRUCE G. WATERMAN (Chair)	Members: Meg A. Gentle Margaret A. McKenzie Suzanne P. Nimocks Brian G. Shaw

The Audit Committee is responsible for oversight of Ovintiv’s internal financial control systems and Ovintiv’s internal and external auditors and provides corresponding recommendations to the Board. In addition, the Audit Committee is responsible for overseeing the company’s internal control environment, reviewing management’s identification of principal risks and monitoring the process for managing such risks. In carrying out its duties, the Audit Committee meets regularly in executive session (without management present) and with internal and external auditors.

Independence and Financial Literacy

Each Audit Committee member must be independent and financially literate in accordance with applicable securities laws and stock exchange rules. All current members of our Audit Committee satisfy these requirements. In addition, Ms. McKenzie, Mr. Ricks, Ms. Gentle and Mr. Waterman are “audit committee financial experts” as defined by the Securities and Exchange Commission rules.

CORPORATE RESPONSIBILITY AND GOVERNANCE COMMITTEE

SUZANNE P. NIMOCKS (Chair)	Members: Lee A. McIntire Thomas G. Ricks

The CRG Committee has primary stewardship over governance matters on behalf of the Board, evaluating emerging topics and ensuring continued good governance of the company, including with respect to ESG issues and ethics. The Committee helps the Board coordinate oversight of ESG issues and risks through an integrated approach of all the Board Committees’ responsibilities. The CRG Committee is also responsible for Board refreshment, identifying individuals qualified to become Board members and recommending to the Board proposed director nominees. The CRG Committee ensures the Board undertakes an annual Board evaluation process and periodically engages third parties to assist with this process, as it did in 2020.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

STEVEN W. NANCE (Chair)	Members: Fred J. Fowler Lee A. McIntire Brian G. Shaw

The Environment, Health and Safety Committee (“EH&S Committee”) assists the Board in fulfilling its oversight role with respect to occupational health, safety, environment and security of personnel and physical assets. The EH&S Committee has overall responsibility for reviewing and reporting to the Board on certain of Ovintiv’s ESG responsibilities related to environmental matters, including sustainability strategy and policy, risk identification and management, and environmental compliance.

In 2020, discussions focused on refining Ovintiv’s approach to emissions metrics and related compensation strategy and disclosure were held with the full Board. In 2021 and beyond, the EH&S Committee will assume oversight on behalf of the Board of the company’s recently announced emissions intensity reduction target and steward other environmental matters on behalf of the Board.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	23

HUMAN RESOURCES AND COMPENSATION COMMITTEE

THOMAS G. RICKS (Chair)	Members: Fred J. Fowler Meg A. Gentle Howard J. Mayson Lee A. Mclntire Margaret A. McKenzie

The HRC Committee is responsible for providing strategic oversight of human resource matters, including executive compensation and the social aspects of the company’s ESG responsibilities, including diversity, equity and inclusion. As part of the design of the compensation program, the HRC Committee reviews and recommends performance metrics for the company’s annual bonus and LTI plans, performance goals and compensation for ELT members, and evaluates annual performance relative to such goals. In addition, the HRC Committee is responsible for reviewing and recommending director compensation for Board approval, reporting compliance under our stock ownership guidelines, and managing compensation-related risk.

Each of our HRC Committee members qualifies as a “Non-Employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and as an “outside director” as defined in Section 162(m) of the U.S. Internal Revenue Code of 1986.

No HRC Committee member is a current or former officer or employee of Ovintiv or any of its subsidiaries, or has a relationship that must be described under the SEC rules relating to disclosure of related person transactions.

RESERVES COMMITTEE

HOWARD J. MAYSON (Chair)	Members: Steven W. Nance Bruce G. Waterman

The Reserves Committee oversees our internal qualified reserves evaluators, as well as any independent qualified reserves evaluators or auditors retained to evaluate and audit management’s reserves reporting procedures and our oil and gas reserves and resources data. The Reserves Committee also reviews Ovintiv’s annual reserves and resources estimates prior to public disclosure.

Evolving Committee Responsibilities

In 2020, committee mandates were revised to enhance focus and oversight of each aspect of ESG. The EH&S Committee has primary oversight of environmental matters and will be responsible for overseeing business process initiatives and results related to the company’s new methane intensity reduction target announced in late 2020. The HRC Committee has primary oversight of the social aspects of ESG, including human capital management and diversity, equity and inclusion initiatives. The CRG Committee is responsible for overseeing governance matters on behalf of the Board, which form the building blocks of the company’s approach to ESG. The CRG Committee monitors emerging governance issues, coordinates Ovintiv’s Board refreshment initiative and conducts the company’s annual director assessment, which delivers actionable feedback to improve and strengthen the Board.

24	●	Ovintiv Inc. / 2021 PROXY STATEMENT

How We Maintain an Effective Board

Board Assessment Process

The CRG Committee conducts an annual assessment to review the Board’s strengths and identify opportunities for improvement. This assessment provides feedback for both the Board as a whole and for each director individually. Periodically, a third party is engaged to assist with the assessment process.

In 2020, Heidrick & Struggles was retained to assist with the annual Board assessment. Each director completed Heidrick & Struggles’ proprietary online evaluation tool and participated in one-on-one interviews. For the first time, each member of the ELT also participated in the confidential interviews and use of the online evaluation tool, providing candid “360-degree” feedback for the Board. Following this process, Heidrick & Struggles’ final assessment was presented and discussed with the full Board. The Board Chair used individual director feedback gained through the process to facilitate constructive one-on-one discussions and to identify actions to support continuous improvement.

Feedback from Assessment	Actions Informed by What We Learned

• Broaden Board diversity

Board refreshment is an ongoing process and the Board aims to enhance diversity. The company actively seeks diverse candidates for all key positions and has adopted a Diversity in Board Recruitment Policy (commonly referred to as a “Rooney Rule”) to promote the identification and consideration of diverse director candidates for nomination to the Board. Under the policy, the CRG Committee has formally committed to including female and racially or ethnically diverse candidates in each director search undertaken by the Committee.

• Differentiate Ovintiv as an industry leader in ESG

The Board is committed to effective ESG stewardship. In early 2020, the Board refined governance at the committee level to ensure each element of “E”, “S” and “G” would receive due attention and oversight from a Board committee, a process which resulted in changes to committee mandates.

In 2020, the company also further aligned its business practices to SASB and TCFD, responded to last year’s shareholder proposal with a methane emissions reduction target that will apply to all employee compensation beginning in 2021, and continued its consultation with the proposal’s proponent through the year.

• Support innovation and digital readiness	The Board is committed to supporting the company in leveraging technology, A.I. and big data to manage cybersecurity risks and support digital readiness.

• Build upon existing processes for human capital management and succession planning

At both the Board and executive levels, the Board will continue to build upon a proven track record of effective succession planning, with independent Board members working closely and intentionally with internal successors.

Director Orientation

The CRG Committee oversees new director orientation, as well as continuing education for existing directors. New directors are partnered with experienced Board members to facilitate their orientation, build rapport, and ensure timely engagement in Board activities. New directors participate in a series of introductory meetings with the Board Chair, committee chairs, the CEO and executive team and are provided with an overview of Ovintiv’s business and the role and expectations of the Board and its committees.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	25

Director Continuing Education

Shareholders are best served by a Board comprised of individuals who are knowledgeable about current and emerging industry, regulatory and governance matters. To ensure continuing director education, Ovintiv:

Encourages and provides subscriptions to leading North American national director education associations;

Invites subject matter experts to Board and committee meetings to discuss emerging issues relevant to Ovintiv’s business and strategic objectives;

Provides detailed Board materials in advance of each meeting for pre-read and analysis; and

Hosts an annual field visit for the Board to enhance focus on a key aspect of the business. Due to risks related to COVID-19, the 2020 field visit was postponed.

2020 Continuing Education Examples:
Multi-industry trade association updates were provided on key business, trade, health, geopolitical and other risks affecting both the oil and gas sector and the broader market.

At July’s annual strategy session, the Board held an interactive dialogue with the CEO of a national chamber of commerce, the CEO of a national trade association and the head of governance at one of the company’s largest shareholders.

Continuing education and seminars were conducted via the Institute of Corporate Directors (Canada), the National Association of Corporate Directors (U.S.), Financial Executives International, the Eurasia Group, the Canadian Public Accountability Board, Deloitte, Women Corporate Directors, and the Global Risk Institute.

“SEC/U.S. GAAP update” training was provided by PricewaterhouseCoopers LLP to the Audit Committee.
Regular presentation of market fundamentals, including commodity price outlooks, basis differentials, geopolitical and other macro environmental considerations and risks.
Regular analysis and presentations from the HRC Committee’s independent compensation consultant on key executive compensation matters.
Presentation from external counsel on Board duties.

Director Attendance

In 2020, Ovintiv held five regularly scheduled Board meetings, seven special meetings and 27 committee meetings. In aggregate, director attendance at Board and committee meetings in 2020 was 97.8%. All directors attended the 2020 annual meeting of shareholders.

Due to the extraordinary challenges of COVID-19 and oil price volatility in early 2020, the Board held regular briefing sessions with the CEO, in addition to regularly scheduled

Board meetings. These briefings were held weekly from early March through mid-year. These sessions were later shifted to bi-weekly discussions and then to as needed. Directors strived to attend every information session but when that was not possible, any director unable to attend received a personal update from the CEO.

Director attendance at Board and committee meetings for the year ended December 31, 2020 is summarized below(1).

	Board		Audit	CRG	EH&S	HRC	Reserves	Total
Peter A. Dea	10 of 12	(2)	–	2 of 2	2 of 2	–	1 of 1	15 of 17
Fred J. Fowler	12 of 12		–	–	4 of 4	7 of 7	–	23 of 23
Howard J. Mayson	12 of 12		–	1 of 1	1 of 1	5 of 5	3 of 3	22 of 22
Lee A. McIntire	10 of 12	(3)	–	4 of 4	4 of 4	2 of 2	–	20 of 22
Margaret A. McKenzie	12 of 12		8 of 8	–	–	7 of 7	–	27 of 27
Steven W. Nance	12 of 12		–	–	4 of 4	–	3 of 3	19 of 19
Suzanne P. Nimocks	12 of 12		7 of 8	5 of 5	–	2 of 2	–	26 of 27
Thomas G. Ricks	12 of 12		2 of 2	4 of 4	–	7 of 7	–	25 of 25
Brian G. Shaw	12 of 12		8 of 8	–	3 of 3	–	1 of 1	24 of 24
Douglas J. Suttles	12 of 12		–	–	–	–	–	12 of 12
Bruce G. Waterman	12 of 12		8 of 8	1 of 1	–	2 of 2	2 of 2	25 of 25

Notes:

(1)

The appointments of Meg Gentle and Katherine Minyard each took place following the last regularly scheduled meeting of the Board for 2020 and, as a result, neither Ms. Gentle nor Ms. Minyard are reflected in the above table.

(2)	Mr. Dea was unable to attend two telephonic calls that were not regularly scheduled meetings.
(3)	Mr. McIntire was unable to attend two telephonic calls that were not regularly scheduled meetings.

26	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Executive Sessions

The independent directors meet without the presence of management during executive session at each regularly scheduled Board meeting.

Engagement with Management

Directors interact regularly with the ELT and key personnel on an informal basis. In conjunction with Board meetings, receptions are frequently held with a cross-section of employees who have been identified for the company’s leadership development program or who have contributed to significant corporate initiatives. This informal interaction allows Board members to learn more about company operations and culture and provides insights to the leaders of tomorrow.

Normally, Board and committee meetings are held at Ovintiv’s offices and directors participate in annual field tours. Due to complications related to COVID-19, the only in-person reception in 2020 was held in February with the team integral to the successful integration of Newfield Exploration Company.

Human Capital Management

Succession Planning

The Board and ELT work together on a robust executive succession planning effort that assesses the competencies, experience, leadership capabilities and development opportunities of each potential candidate. In 2020, two internal candidates were promoted to key leadership roles - Brendan McCracken to President and Rachel Moore to Executive Vice-President, Corporate Services. Approximately eight individuals from across the company are selected annually for in-depth leadership development utilizing the services of a third party organizational development service, assigned an executive mentor and coached through on-the-job opportunities. The progress of participants through the program and in the years after are stewarded by the ELT and overseen by the HRC Committee. Four members of our ELT, including Ms. Moore and Mr. McCracken, have participated in this program.

Diversity

We value diversity at all levels of the organization and intentionally work to increase the diversity of our team. By participating in programs that provide STEM and other opportunities to junior high and high school students, we believe we can foster the diversity of our future employee pool and contribute to the building blocks that will advance and strengthen our industry over time.

Our human resources team hosts a cross-functional working group to explore and address employee and talent pipeline diversity challenges, including diversity in field, technical and trade positions. This group develops recommendations for how Ovintiv can create a more diverse and inclusive workplace. In addition, the company supports an employee-led organization called LINK – Leveraging Inclusion, Networking and Knowledge, which evolved from a gender-focused diversity group to one of broader inclusion. In 2020, this group held diverse and cross-functional mentoring circles, hosted a guest speaker event on unconscious-bias and building inclusion, and sponsored an organization-wide virtual networking service to help bridge the networking limitations presented by COVID-19.

In addition to LINK, the company facilitates professional development opportunities for women and other minority groups through targeted succession planning, unconscious bias training and other employee development and mentoring programs. The Board actively monitors best practices and corporate governance developments relating to diversity, equity and inclusion. In 2020, this process led to the adoption of a Diversity in Board Recruitment Policy (commonly referred to as a “Rooney Rule”) to promote the identification and consideration of diverse director candidates for nomination to the Board. Under the policy, the CRG Committee has formally committed to including female and racially or ethnically diverse candidates in each director search undertaken by the Committee.

Ovintiv has a long history of female leadership. Since 2003, at least two of our Board members have been women and, with the addition of Meg Gentle and Katherine Minyard, three of our director nominees are women. At the executive level, half of our six executive officers reporting to the CEO are women, each widely recognized for their professional accomplishments and industry contributions.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	27

Our Leadership Diversity

Policies and Standards

Majority Voting

Ovintiv’s bylaws provide for majority voting in uncontested elections of directors. In any such election, if a director nominee receives a greater number of “against” than “for” votes, then he or she must tender his or her resignation to the Board. The CRG Committee will then make a recommendation as to such resignation to the Board, which will act on the CRG Committee’s recommendation within 90 days after certification of the election results. A director whose resignation is being considered cannot participate in Board or committee deliberations on the matter.

Business Code of Conduct

Ovintiv has a Business Code of Conduct (the “Code”) and other corporate governance policies that apply to its directors, officers, employees and contractors. The Code outlines expectations regarding ethical business conduct and legal and regulatory compliance, details how to report suspected or actual wrongdoing and expressly prohibits retaliation for “good-faith” reporting. All employees must annually recommit to the Code and its related policies. Frequent training on the Code and key compliance issues are provided at all levels of the organization.

Our Integrity Hotline

•  Our 24-7 Integrity Hotline facilitates anonymous reporting of potential Code violations. Hotline reports are received by an external third party and directed to Ovintiv’s Ethics and Compliance Team for follow-up.

•  Management regularly reports to the CRG Committee on Hotline activities and compliance investigations. Concerns involving accounting, internal accounting control, auditing, or other financial irregularities are reported to the Audit Committee. All material items or investigations are directly reported to the full Board.

Any waiver of the Code in respect to an officer or director must be approved by the Board and promptly disclosed as required by law. The Board has not waived any aspect of the Code to date, and Ovintiv has never been required to make a public filing regarding a departure from the Code.

28	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Annual Commitment

Annually, employees formally commit to follow the Code, acknowledging their understanding of and compliance with its key policies. 100% of employees recommitted to the Code in 2020.

The Code is available on our website at www.ovintiv.com.

Human Rights Policy

Our Human Rights Policy recognizes the fundamental importance of human rights. Our respect for human rights is embodied in the way we operate and conduct ourselves—guided by our foundational values of safety, integrity, respect and trust. Our policy provides for anonymous reporting of concerns and through a third party hosted Integrity Hotline. Reported issues are investigated and addressed as necessary. We consider any violation of our human rights standards to be serious offenses that may result in termination, penalties or other legal remedies.

Ovintiv’s commitment to human rights is guided by international and national standards, including:

UN Guiding Principles on Business and Human Rights
UN Universal Declaration of Human Rights
The UN’s recognition that access to water is a human right
International Labor Organization’s Declaration of Fundamental Principles and Rights at Work
Organization for Economic Development Guidelines for Multi-national Enterprises
All applicable federal, state and provincial laws and regulations

Securities Trading and Insider Reporting Policy

Our directors, officers, employees and contractors are subject to our Securities Trading and Insider Reporting Policy. This policy prohibits insider trading, establishes a regular blackout period, and outlines the trading restrictions and reporting obligations of company insiders and related obligations to stock exchanges and regulators in respect of Ovintiv common stock. The policy also prohibits:

•	purchasing financial instruments to hedge or offset a decrease in value;

•	selling securities they do not own, have not fully paid for or have no right to own (engaging in a “short sale”);

•	selling a “call option” or buying a “put option”;

•	entering into equity monetization transactions involving any securities subject to our share ownership guidelines; and

•	entering into brokerage arrangements that might result in a sale at a time when they are not permitted to trade.

Related Person Transactions

Ovintiv has written procedures in place for reviewing related person transactions as defined under Item 404 of Regulation S-K (each, a “Related Person Transaction”). In general, the company will only enter into or ratify a Related Person Transaction when the Board, acting through the CRG Committee, determines that such Related Person Transaction is reasonable and fair to the company. When determining whether a Related Person Transaction is reasonable and fair to the company the CRG Committee considers, among other things, the evaluation of the transaction by employees directly involved and the recommendation of the company’s CFO. In addition, any

Related Person Transaction involving an executive officer must be pre-approved by the CEO and any Related Person Transaction involving the CEO or a beneficial owner of more than five percent of the company’s outstanding common stock must be submitted to the Audit Committee for approval. Ongoing Related Person Transactions are reviewed annually for reasonableness and fairness to the company or as changes to such arrangements are made.

There are no reportable Related Person Transactions under Item 404 of Regulation S-K.

Other Board Memberships and Interlocks

Several of our director nominees are also directors of other public companies. The Board does not impose express limits on the number of other public company boards on which our directors may serve. However, the Chair of the Board regularly discusses expectations and time commitments associated with Board membership with prospective candidates and incumbent directors.

The Board does not have a formal policy on interlocking directorships. No two director nominees sit on the same board of directors of any other reporting issuer, and no nominee sits on the board of a company that has an executive serving on Ovintiv’s Board. None of Ovintiv’s executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on Ovintiv’s Board or HRC Committee during 2020.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	29

Our Director Compensation Program

Our director compensation program is designed to reflect current market practices and enhance alignment with shareholder interests. Independent directors do not receive performance-based compensation, benefits, or other perquisites from Ovintiv. Mr. Suttles receives no compensation from Ovintiv in his capacity as a director. Director compensation is 75% equity based and at the director’s election, the remaining 25% may be taken in Deferred Share Units or cash.

Directors received annual compensation in the amounts shown below.

Annual Retainer
Chair of the Board	$400,000
Board Member	$225,000
Audit Committee Chair	$20,000
HRC Committee Chair	$15,000
Other committee Chairs	$10,000

Elements of Director Compensation

Compensation Element	Weighting	Description

Director Restricted Share Units (“Director RSUs”) under the Restricted Share Unit Plan for Directors of Ovintiv Inc.	75%	• Granted annually • Settled the earlier of three years from the grant date or retirement from the Board • Commencing 2021, equity settled under the Omnibus Incentive Plan

Cash or DSUs	25%(1)	• Paid or granted in quarterly installments • Pro-rated for periods of partial service

(1)	At the director’s election, can be settled as either cash or DSUs under the Deferred Share Unit Plan for Directors of Ovintiv Inc. (“Director DSU Plan”).

In 2020, directors received Director RSU grants in the amounts shown below.

Name	2020 Director RSU Grants(1)
Peter A. Dea(2)	25,100
Meg A. Gentle(3)	487
Howard J. Mayson	13,900
Lee A. McIntire	13,309
Steven W. Nance	13,309
Suzanne P. Nimocks	14,196
Thomas G. Ricks	13,309
Brian G. Shaw	13,309
Bruce G. Waterman	14,492
Fred J. Fowler	13,309
Margaret A. McKenzie	13,309
Clayton H. Woitas	23,660

Notes:

(1)

Director RSUs were granted based on the five-day value-weighted average price (“VWAP”) of shares of the company on the NYSE immediately prior to the February 28, 2020 grant date (US$12.68). Katherine Minyard was appointed to the Board in March 2021 and, accordingly, received no director compensation in 2020.

(2)	Received a top-up grant of 11,200 units based on the five-day VWAP of shares of the company on the NYSE immediately prior to the August 6, 2020 grant date (US$11.05).
(3)	Received a pro-rated annual grant based on the five-day VWAP of shares of the company on the NYSE immediately prior to the December 16, 2020 grant date (US$15.09).

Director RSUs granted under the terms of the Omnibus Incentive Plan are currently settled in shares.

30	●	Ovintiv Inc. / 2021 PROXY STATEMENT

2020 Director Compensation Table

Annual compensation of directors for the year ended December 31, 2020, is summarized in the following table.

Name	Fees Earned(1) ($)	75% Share Based Awards ($)	25% Cash/DSU ($)	All Other Compensation(2)(3) ($)	Total ($)

Peter A. Dea(4)	378,640	300,000	78,640	365	379,005

Meg A. Gentle	9,782	7,337	2,445	–	9,782

Howard J. Mayson	235,000	176,250	58,750	365	235,365

Lee A. McIntire(4)	225,000	168,750	56,250	365	225,365

Steven W. Nance	226,985	168,750	58,235	365	227,350

Suzanne P. Nimocks	239,008	180,000	59,008	365	239,373

Thomas G. Ricks	227,977	168,750	59,227	365	228,342

Brian G. Shaw(4)	225,000	168,750	56,250	365	225,365

Douglas J. Suttles(5)	–	–	–	–	–

Bruce G. Waterman(4)	245,000	183,750	61,250	365	245,365

Fred J. Fowler	225,000	168,750	56,250	258	225,258

Margaret A. McKenzie	225,000	168,750	56,250	365	225,365

Clayton H. Woitas(4)	350,000	300,000	50,000	182	350,182

Notes:

(1)	Fees earned include annual Board and Committee retainers. Katherine Minyard was appointed to the Board in March 2021 and, accordingly, received no director compensation in 2020.
(2)	Represents cost of company-provided life insurance coverage.
(3)

Amounts originally paid in Canadian dollars converted to U.S. dollars using exchange rate of C$1.00 = US$0.745, the average exchange rate for 2020, based on the daily buying rate published by the Bank of Canada.

(4)	Elected to receive all or a portion of fees in DSUs in lieu of cash.
(5)	Mr. Suttles receives no compensation in his capacity as a director. See “Compensation Discussion and Analysis” beginning on page 37 for information on Mr. Suttles’ 2020 executive compensation.

Director DSU Plan

Although DSUs vest immediately, they cannot be redeemed until the holder retires from the Board. Redeemed DSUs are paid in cash, less applicable withholding taxes, with value determined by multiplying the number of DSUs by the current market value of a share of Ovintiv common stock.

Retiring directors may redeem DSUs all at once or in stages, provided they do so prior to December 15 of the year following their departure from the Board. Directors are credited with dividend-equivalent DSUs whenever a dividend is paid on Ovintiv’s shares of common stock.

Director Share Ownership Guidelines

To ensure alignment with shareholders, independent directors must maintain an ownership stake in Ovintiv. Each independent director is required to purchase shares of common stock or hold DSUs or Director RSUs with an aggregate value of at least three times the director’s annual compensation (excluding committee chair retainer) by the fifth anniversary of the director joining the Board. Shares of common stock held directly or beneficially through a nominee, DSUs, and RSUs all count towards the guidelines.

Our director share ownership guidelines are in the top quartile for ownership requirements among our Compensation Peer Group on an absolute dollar value basis because they are a multiple of total compensation rather than simply base cash retainer.

Guideline compliance is evaluated annually. If a director falls into non-compliance solely due to a share price decline, we permit a grace period of one year to restore compliance. New directors have five years to meet the ownership target. All of our directors meet or exceed the ownership guidelines.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	31

Securities Ownership

Securities Ownership of Officers and Directors

The following table provides information with respect to the ownership of securities by each director, each NEO named in the Summary Compensation Table on page 50, and the directors and executive officers as a group, all as of February 28, 2021. Unless otherwise noted, voting power and investment power are exercisable solely by the named person, and no shares of common stock were pledged as security by such person. As of February 28, 2021, all of the company’s directors and officers meet or exceed their respective stock ownership guidelines.

Name of Beneficial Owner	Aggregate Number of Shares and Stock Options Beneficially Owned(1)		RSUs, PSUs, and Stock Options(2)		Total Ownership	Percentage of Outstanding Shares of Common Stock

Corey D. Code	53,758		211,158		264,916	*

Peter A. Dea	10,395		83,689		94,084	*

Fred J. Fowler	23,384		45,729		69,113	*

Meg A. Gentle	—		7,886		7,886	*

Greg D. Givens	36,290		212,339		248,629	*

Howard J. Mayson	20,871		36,750		57,621	*

Brendan M. McCracken	42,554		277,503		320,057	*

Lee A. McIntire	15,544		50,481		66,025	*

Margaret A. McKenzie	10,300		32,770		43,070	*

Steven W. Nance	16,429		27,040		43,469	*

Suzanne P. Nimocks	11,951		48,404		60,355	*

Thomas G. Ricks	207,231		27,205		234,436	*

Brian G. Shaw	18,526		53,853		72,379	*

Douglas J. Suttles	607,922		1,430,503		2,038,425	*

Bruce G. Waterman	106,647		68,667		175,314	*

Renee Zemljak	36,588		217,053		253,641	*

All Directors and executive officers as a group	1,280,021	(3)	3,107,236	(4)	4,387,257	1.7%

*	Less than 1% of issued and outstanding shares of Ovintiv common stock as of February 28, 2021.
(1)

The amounts set forth in this column represent, in respect of each applicable director and officer, the sum of: (a) the number of shares of Ovintiv common stock in respect of which such director or officer had sole or shared voting or investment power as of February 28, 2021; and (b) the number of shares of Ovintiv common stock that would be received by such director or officer upon the exercise of “in-the-money” stock options held by such director or officer that are exercisable on or before April 27, 2021, based on, for the purposes of this table, the closing price of shares of Ovintiv common stock on the NYSE on February 26, 2021 (US$23.07) for U.S.-based directors and officers, and the closing price of shares of Ovintiv common stock on the TSX on February 26, 2021 (C$29.35) for Canada-based directors and officers.

(2)

The amounts set forth in this column represent, in respect of each applicable director and officer, the number of shares of Ovintiv common stock that would be received by each applicable director or officer upon the stock-settlement of the RSUs, PSUs and stock options, as applicable, held by each such director or officer pursuant to the Omnibus Incentive Plan with a vesting date after April 27, 2021, based on, for the purposes of this table, the closing price of shares of Ovintiv common stock on the NYSE on February 26, 2021 (US$23.07) for U.S.-based directors and officers, and the closing price of shares of Ovintiv common stock on the TSX on February 26, 2021 (C$29.35) for Canada-based directors and officers. For the purposes of this calculation, PSUs are valued at target level, however the actual number of shares of Ovintiv common stock deliverable based on actual performance may equal up to 200% of the target level. The RSUs, PSUs and stock options granted to the listed directors and officers pursuant to the Omnibus Incentive Plan may be settled in cash or in shares of Ovintiv common stock, as determined by the HRC Committee in its sole discretion. Because such awards will not vest on or before April 27, 2021, the shares of Ovintiv common stock associated with such awards are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(3)

Shares of common stock beneficially owned by unlisted executive officers Joanne L. Cox (40,361) and Rachel M. Moore (21,269) are included in this total. Katherine Minyard was appointed to the Board in March 2021 and is not reflected in the above table.

(4)

The number of shares of Ovintiv common stock that would be received by unlisted executive officers Joanne L. Cox (151,146) and Rachel M. Moore (125,060) in the circumstances described in footnote (2) above are included in this total. Katherine Minyard was appointed to the Board in March 2021 and is not reflected in the above table.

32	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Outstanding Equity Awards Held by Directors at Fiscal Year End

The following table shows DSUs and Director RSUs directly or indirectly held, controlled, or directed by the individual directors as of December 31, 2020.

Director	DSUs (#) and Market or Payout Value(1)	Director RSUs (#) and Market or Payout Value(2)

Peter A. Dea	38,964 ($530,925)	35,107($504,137)

Meg A. Gentle	–	487 ($6,993)

Howard J. Mayson	8,852 ($120,618)	23,705 ($340,404)

Lee A. McIntire	23,770 ($323,891)	22,696 ($325,915)

Steven W. Nance	–	19,312 ($277,320)

Suzanne P. Nimocks	20,077 ($273,570)	24,210 ($347,656)

Thomas G. Ricks	–	19,312 ($277,320)

Brian G. Shaw	27,172 ($370,247)	22,696 ($325,915)

Douglas J. Suttles(3)	–	–

Bruce G. Waterman	39,615 ($539,796)	24,714 ($354,893)

Fred J. Fowler	19,017 ($259,127)	22,696 ($325,915)

Margaret A. McKenzie	6,089 ($82,969)	22,696 ($325,915)

Notes:

(1)

“Market or Payout Value” represents the value of vested DSUs not paid out or distributed and is determined by multiplying the number of DSUs held by each director as of December 31, 2020 by the closing price of shares of common stock on the TSX on December 31, 2020 (C$18.29). Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.745 (average exchange rate for 2020). Katherine Minyard was appointed to the Board in March 2021 and held no DSUs or Director RSUs at fiscal year-end.

(2)

“Market or Payout Value” represents the value of vested RSUs not paid out or distributed and is determined by multiplying the number of RSUs held by each director as of December 31, 2020 by the closing price of shares of common stock on the NYSE on December 31, 2020 (US$14.36).

(3)	Mr. Suttles receives no compensation in his capacity as a director. See “Compensation Discussion and Analysis” beginning on page 37 for information on Mr. Suttles’ 2020 executive compensation.

Principal Shareholders

The table below provides the number of Ovintiv shares of common stock held by persons known by us to be the beneficial owners of more than five percent of our issued and outstanding shares of common stock, as of February 28, 2021.

Name and Address		Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of Common Stock

1	Dodge & Cox 555 California Street, 40th Floor, San Francisco, CA 94104	32,851,897	12.6%

2	The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	24,514,940	9.43%

3	BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	20,334,118	7.8%

(1)	Information based upon a Schedule 13G/A filing on February 11, 2021, under Ovintiv’s profile available at www.sec.gov.
(2)	Information based upon a Schedule 13G filing on February 8, 2021, under Ovintiv’s profile available at www.sec.gov.
(3)	Information based upon a Schedule 13G filing on February 2, 2021, under Ovintiv’s profile available at www.sec.gov.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	33

Total Shareholder Return Performance

Although Ovintiv altered its short-term plans in reaction to broader market forces in 2020, its long-term strategy remains unchanged and contains all of the key ingredients for value creation in the E&P sector.

Ovintiv and the energy sector have underperformed the broader market over the last several years. Ovintiv has outperformed in both the one- and five-year performance periods and underperformed the XOP Index and peers in the three-year performance period. We remain disappointed in the performance of our equity, however we do not believe that our current valuation reflects the quality of our assets or our business performance. The Board and the HRC Committee continue to rigorously test and refine the components of our compensation program and their link to proven metrics that drive shareholder return.

The “Relative TSR Performance” chart above compares the company’s TSR to the S&P 500, S&P 400, the XOP U.S. Equity Index and the average TSR of our PSU Performance Peer Group (as described on page 47 of this Proxy Statement) from December 31, 2019 to December 31, 2020.

The “Relative TSR Performance” chart above compares the company’s TSR to the S&P 500, S&P 400, the XOP U.S. Equity Index and the average TSR of our PSU Performance Peer Group (as described on page 47 of this Proxy Statement) from December 31, 2017 to December 31, 2020.

34	●	Ovintiv Inc. / 2021 PROXY STATEMENT

The “Relative TSR Performance” chart above compares the company’s TSR to the S&P 500, S&P 400, XOP U.S. Equity Index and the average TSR of our PSU Performance Peer Group (as described on page 47 of this Proxy Statement) from December 31, 2015 to December 31, 2020.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	35

Item 2.    Advisory Vote to Approve Compensation of Named Executive Officers

WHAT ARE YOU VOTING ON?

You are voting on a proposal to approve the compensation of Ovintiv’s NEOs on a non-binding, advisory basis.

BOARD VOTING RECOMMENDATION
The Board recommends you vote FOR this proposal.

At the company’s 2018 annual meeting, shareholders voted on a non-binding, advisory basis to hold say-on-pay votes annually. That recommendation has been adopted by Ovintiv and, accordingly, shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that Ovintiv’s shareholders approve, on an advisory basis, the compensation of Ovintiv’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

When considering Ovintiv’s approach to executive compensation, the Board takes the advisory vote into account together with other shareholder feedback, the advice of its independent consultant, FW Cook, and best practices in compensation governance.

Through consultation with our shareholders and key advisors, the HRC Committee has worked diligently to develop an executive compensation program that attracts and retains top talent and encourages sustainable performance. The Board believes Ovintiv’s approach to executive compensation is balanced and effectively aligns the compensation of our executive officers with the long-term interests of our shareholders.

Vote Required for Approval

To be approved, the advisory resolution on the compensation of the NEOs requires the support of a majority of votes cast at the Meeting.

36	●	Ovintiv Inc. / 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Board has overseen the strategic evolution of Ovintiv, with a view to driving long-term value creation for our shareholders. Consistent with that objective, the HRC Committee has developed a compensation program that delivers compensation commensurate with short- and long-term performance against key strategic goals

This Compensation Discussion and Analysis (“CD&A”):

•	IDENTIFIES the company’s named executive officers for 2020;

•	DESCRIBES Ovintiv’s compensation key principles and approach to compensation governance;

•	EXPLAINS each component of Ovintiv’s executive compensation program; and

•	OUTLINES 2020 performance and compensation realized by the company’s NEOs based on that performance.

Named Executive Officers

This CD&A describes our compensation practices and the compensation awarded or paid to each of our NEOs during the last completed fiscal year. For the year ended December 31, 2020, the company’s NEOs consisted of the following:

Name	Title	Age	NEO Since	Business Experience (Past Five Years)
Doug Suttles	Chief Executive Officer	60	2013	Please refer to page 17 of this Proxy Statement for a complete summary of Mr. Suttles’ business experience during the past five years.
Brendan McCracken	President	45	2020

Mr. McCracken was appointed President of the company in 2020. Mr. McCracken joined one of Ovintiv’s predecessor companies in 1997 and assumed a variety of leadership roles, including recent appointments as Executive Vice-President, Corporate Development & External Affairs in 2019 and Vice-President & General Manager of Canadian Operations in 2017.

Corey Code	Executive Vice-President & Chief Financial Officer	47	2019

Mr. Code was appointed Executive Vice-President & Chief Financial Officer of the company in 2019. Mr. Code joined one of Ovintiv’s predecessor companies in 1999 and assumed a variety of leadership roles, including recent appointments as Vice-President, Investor Relations and Strategy in 2018 and Vice-President, Investor Relations in 2017.

Greg Givens	Executive Vice-President & Chief Operating Officer	47	2020

Mr. Givens was appointed Executive Vice-President & Chief Operating Officer of the company in 2019. Mr. Givens joined the company in 2018 as Vice-President and General Manager of Texas Operations. Prior to joining the company, Mr. Givens was Vice-President Eagle Ford of EP Energy (a public oil and gas company) from 2012 to 2017.

Renee Zemljak	Executive Vice-President, Midstream, Marketing & Fundamentals	56	2014

Ms. Zemljak was appointed Executive Vice-President, Midstream, Marketing & Fundamentals of the company in 2009. Ms. Zemljak joined one of Ovintiv’s predecessor companies in 2000 and assumed a variety of leadership roles, including her previous position as Vice-President of USA Marketing in 2002.

Mike McAllister	Former President	62	2012

Mr. McAllister was appointed President of the company in 2019 and served in this role until his departure from the company on June 30, 2020. Prior to his role as President, Mr. McAllister served in a variety of leadership roles with the company, including assuming the role of Executive Vice-President & Chief Operating Officer of the company in 2013.

David Hill	Former Executive Vice-President, Land & Exploration	59	2014

Mr. Hill was appointed Executive Vice-President, Land & Exploration of the company in 2013 and served in this role until his departure from the company on June 30, 2020. Mr. Hill joined the company in 2002 and assumed a variety of leadership roles, including his previous position as Vice-President, Natural Gas Economy Operations.

DOUG SUTTLES	BRENDAN McCRACKEN	RENEE ZEMLJAK	COREY CODE	GREG GIVENS
Chief Executive Officer	President	Executive Vice-President, Midstream, Marketing & Fundamentals	Executive Vice-President & Chief Financial Officer	Executive Vice-President & Chief Operating Officer

Ovintiv Inc. / 2021 PROXY STATEMENT	●	37

2020 and 2021 Compensation Program Changes

The HRC Committee approved the following changes to our compensation program to strengthen the alignment of executive compensation with company performance and shareholder experience and expectations. These changes are a result of Board engagement with shareholders and reflect the Board’s compensation consultant’s review of pay practices and programs in a broad range of industries.

Annual Bonus Changes

As of 2020, 100% of annual NEO bonus payouts are based on the Company Score and EH&S Scorecard Modifier. The Board may adjust that score, up or down, to reflect each NEO’s individual performance and to account for major industry dislocations. For the bonus paid in 2020, the Board exercised discretion to reduce executive compensation below target.

Emissions metric will be included in the Company Scorecard tied to compensation for all employees beginning in 2021.

Key financial metrics are prioritized in the 2021 Company Scorecard, which include Debt Reduction, Free Cash Flow, Capital Efficiency and Total Costs.

Rigorous 2021 payout curves have been approved, which make target and above target payouts more difficult to obtain.

Reduced EH&S Scorecard Modifier from +/- 20% to +/-10% starting in 2021.
Long-Term Incentive Changes
Reduced the target value of LTIs granted to NEOs by 15% in 2020.

Payout of the Relative Total Shareholder Return (“TSR”) component for PSU awards is now capped at 100% when Ovintiv’s three-year TSR for the performance period is negative. This cap is applied irrespective of Relative TSR performance.

Ceased issuance of stock options or SARs. 50% of LTI awards granted to NEOs are in the form of RSUs and 50% are in the form of PSUs. PSUs payouts are based 50% on Relative TSR and 50% on strategic financial measures (adopted 2016).

Following market practice, annual vesting of RSUs has been introduced. New RSU grants vest annually in equal thirds over a three-year period.

Added both the S&P 400 and XOP indices to our PSU Performance Peer Group, measuring our performance against the general industry and a larger group of E&P peers, starting in 2021.

2021 PSU metrics will include a Return on Invested Capital measure.

Compensation Key Principles

Key Principle	Application to Executive Compensation

Alignment with shareholders	Compensation consists largely of at risk, performance-based LTI awards tied to critical performance goals needed to achieve long-term, sustainable value for our shareholders

Metrics are rigorously set to tie to key deliverables aligned with the company’s annual and long-term objectives

Pay for performance	90% of total direct compensation for our CEO and 80% of total direct compensation for our other NEOs is tied to Ovintiv’s financial, operational and TSR results

Annual bonus is determined by execution of operational, financial and other key measures approved by the Board and contained in our Company Scorecard

The HRC Committee establishes rigorous targets for the annual bonus and strategic portion of our PSU program that align with the delivery of our strategic direction

Market-competitive pay	Compensation is designed around median target performance measured against our Compensation Peer Group (as defined on page 46 of this Proxy Statement)

Sound risk management	The HRC Committee is made up of independent directors and retains an independent compensation consultant

We conduct annual risk assessments of our executive compensation programs and reflect governance best practices

38	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Components of Our Executive Compensation Program

Executive compensation at Ovintiv is market-competitive and aligns pay with performance. Base salary and target short- and long-term pay levels are determined based on comparisons to a carefully selected group of industry peers. Our compensation program is summarized below.

	Element	Form of Award	Period	Program Components
Fixed	Base Salary (page 41)	Cash	One year	Determined by applying multiple factors including:
• Scope of responsibilities
• Experience
• Performance
• Market data from our Compensation Peer Group (as defined on page 46 of this Proxy Statement)
At risk	Annual Bonus (page 43)	Cash, with an option to defer 25% or 50% into Deferred Share Units (“DSUs”)	One year	• Performance-based
• Company Scorecard measures performance relative to Board-approved metrics and goals (described on page 42 of this Proxy Statement)
• Annual bonus payouts to our ELT, including our NEOs, are based 100% on Company Score
	Long-Term Incentives (page 44)	Restricted Share Units (“RSUs”)	Beginning in 2020, grants vest annually in equal thirds.	• Promotes retention
• Realized value based on stock price performance
• RSUs granted under the company’s Omnibus Incentive Plan are currently settled in stock
		Performance Share Units (“PSUs”)	“Cliff vest” after three years, generally subject to continued employment through the vesting date.	• Performance-based
• Realized value determined by our TSR performance relative to our PSU Performance Peer Group (described on page 47), as well as achievement of key strategic financial measures
• Maximum payout of 200% of target
• PSUs granted under the company’s Omnibus Incentive Plan are currently settled in stock

Target value of NEO LTI’s were reduced by 15% commencing 2020.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	39

CEO Realized Compensation

Since our CEO joined in 2013, his realized compensation has been, in aggregate, 58% of target total compensation, including base salary, annual bonus awards and LTI payouts, as illustrated in the graph below. While TSR performance has fallen short of our expectations, the overall financial and operational performance of the company has been strong, as reflected by our performance against our key business objectives noted on page 42 of this Proxy Statement.

Ovintiv’s objective is to deliver superior long-term performance for shareholders. Because our operational results and other key factors do not always translate into shareholder return in the short-term, stock price performance is just one factor in determining compensation of our executives. The realized compensation reflects the intended design of the compensation program.

CEO REPORTED PAY VS REALIZED PAY 2013-2020

40	●	Ovintiv Inc. / 2021 PROXY STATEMENT

2020 Compensation Program

Base Salary

Base salaries for the CEO and the other continuing NEOs are determined using market data from our Compensation Peer Group (as defined on page 46 of this Proxy Statement) and are reviewed every year at the HRC Committee’s February meeting. Base salary levels are set taking into account the market median, with adjustments to account for factors such as an individual’s time in role, experience level and expertise. In 2020, Mr. McCracken received a base salary increase tied to his appointment as President. Messrs. Code and Givens also received base salary increases tied to total compensation positioning within the market.

The table below shows the 2020 year-end base salary for each NEO.

NEO	Position	Base Salary(1)
Doug Suttles	Chief Executive Officer	$1,100,000
Corey Code	Executive Vice-President & Chief Financial Officer	$335,250
Brendan McCracken	President	$447,000
Greg Givens	Executive Vice-President & Chief Operating Officer	$475,000
Renee Zemljak	Executive Vice-President, Midstream, Marketing & Fundamentals	$490,000

Note:

(1)	Amounts paid in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.745 (average exchange rate for 2020).

Annual Bonus

All employees participate in our annual bonus plan, which provides an opportunity to earn a cash award based on performance against a combination of company metrics and individual objectives for the year. The annual bonus is designed to motivate employees to pursue our key business performance metrics. In setting the targets and ranges for each metric, we employ stress tests to ensure that there is appropriate alignment between performance and payouts.

The portion of the annual bonus tied to company performance versus individual performance varies by job level. For NEOs, a company score is calculated at the end of the year based on Ovintiv’s performance against the metrics set out in the Company Scorecard (the “Company Score”). The Company Score provides the baseline payout percentage for annual bonuses. The Board can then adjust this percentage up or down for EH&S performance within a predetermined range of no more than 20%. EH&S performance is measured against its own rigorous scorecard (described on page 42 of this Proxy Statement). Additionally, the Board can exercise its discretion, both up or down (within a range of -25% to +25%), to reflect unforeseen circumstances that occurred in the year.

NEO Bonuses

Beginning in 2020, NEO annual bonuses are based 100% on the calculated annual bonus award and applied Board discretion, if any.

Company Scorecard Metrics and Performance

The following metrics were selected in 2020 for our Company Scorecard. These metrics align with the key components of our strategic plan and serve as the building blocks of strong financial returns for shareholders.

Scorecard Metric(1)	Key Goals
Free Cash Flow(2)	• Achieve free cash flow of $335 million
Capital Efficiency(3)	• Achieve capital efficiency of $16,800/BOE/d
Total Costs(4)	• Achieve total costs of $2.53 billion
Total Production	• Achieve total Oil & C5+ production of 231 Mbbls/d

Notes:

(1)	Performance targets updated annually to reflect changes in priorities given the macro environment.
(2)	Free Cash Flow is defined as non-GAAP cash flow in excess of capital expenditures, excluding cash settled and capitalized long-term incentive costs.
(3)	Capital Efficiency is defined as capital invested per barrel of oil equivalent per day (“BOE/d”.) For additional information regarding non-GAAP measures, refer to Schedule C of this Proxy Statement.
(4)

Total Costs is defined as the summation of upstream transportation and processing expense, upstream operating expense, administrative expense and capitalized indirect costs, excluding the impact of long-term incentive costs, restructuring costs and current expected credit losses.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	41

Our HRC Committee rigorously tested multiple scenarios to determine the appropriate threshold, target and maximum payout for each goal. Considerations included benchmark and geographical pricing sensitivities, operational efficiency, results of scenario analysis, funding and corporate financial statement implications and comparison to peer companies and industry trends.

Given the unusual circumstances of 2020, the HRC Committee also evaluated these targets during the course of the year to determine whether they still met the objectives as originally set. Following its review, the HRC Committee determined that they remained the appropriate measures for the annual bonus plan and made no adjustments to the Company Scorecard.

The threshold, target and maximum ranges shown below reflect the Company Scorecard as approved in February 2020.

2020 COMPANY SCORECARD

Notes:

(1)	Scorecard targets based on 2020 Budget and approved in February 2020.
(2)	Free Cash Flow includes $90MM in restructuring costs.
(3)	Total Costs excludes restructuring costs and long-term incentives.

EH&S Scorecard Metrics and Performance

EH&S Scorecard

EH&S Metric	Formula	2019 Results	2020 Target	2020 Results	Comments
Total Recordable Injury Frequency (“TRIF”)	Recordable Injuries X 200,000	0.21	≤ 0.20	0.19	TRIF down 63% since 2013, driven by Ovintiv’s core “Life Saving Rules.”
	Total exposure hours
Process Safety Event Frequency	Process Safety Events X 200,000	0.02	≤ 0.02	0.01	Ovintiv’s Process Safety Program focuses on appropriate design, construction, operation and maintenance of facilities and processes to prevent the release of hazardous materials.
	Total exposure hours
Motor Vehicle Incident Frequency	Motor Vehicle Incidents X 1,000,000	0.16	≤ 0.16	0.00	Ovintiv utilizes monitoring systems in all fleet vehicles to promote safe driving.
	Total miles driven
Total Reportable Spill Frequency	Reportable Spills X 200,000	0.31	≤ 0.30	0.30	Reportable spills are defined as spills that meet the reporting criteria set by regulators in the applicable jurisdiction.
	Total exposure hours

42	●	Ovintiv Inc. / 2021 PROXY STATEMENT

SAFETY: A FOUNDATIONAL VALUE

On any given day, we have as many as 10,000 employees, service providers and contractors on our locations across North America. We have an obligation to ensure that we create and maintain a safe work environment. Strong safety performance also reflects a well-run business and builds confidence in the communities where we operate.

Safety is a foundational value at Ovintiv and is at the core of our EH&S Scorecard. In the past several years, we have continuously improved on the prior year’s performance, outperformed EH&S metrics and exceeded the performance of most of our industry peers. In response, we have set progressively more challenging targets each year. In addition, we are proud to announce that 2020 was Ovintiv’s seventh consecutive safest year ever. As a result of this quantitative performance, the Company Score was adjusted up by 12.5% in 2020, reflecting both exceptional performance to achieve the seventh consecutive safest year ever, and the organizations’ adaptation to the challenges of the pandemic.

Board Discretion

The total actual bonus paid to NEOs is the product of the Company Score and the EH&S Scorecard Modifier subject to the Board’s discretion to adjust that result within a range of -25% to +25% if there are material unforeseen events or major dislocations in the industry during the year. In addition, the Board can adjust individual NEO scores within a range of -20% to +20% to reflect individual performance. This year the Board exercised discretion to decrease the Calculated Annual Bonus Award down from 107% for each NEO given the impact to the overall industry in 2020. For each NEO, the score was adjusted down to 95% of target, with the exception of Mr. Givens, for whom the score was only adjusted down to 100% of target reflecting his leadership to help deliver exceptional safety performance in the year.

Use of Board Discretion

The Board has exercised its discretion three times in the last six years, adjusting NEO bonuses DOWN in each instance.

2020 Annual Bonus Result

The annual bonus payments to our CEO and other NEOs for 2020 are shown below.

	Bonus Target (% of Base Salary)(1)		Target Bonus(2) ($)	Unadjusted Bonus based on Company Score ($)	Total Actual Bonus(3) ($)
	Target	Maximum
Doug Suttles	125	250	1,375,000	1,471,250	1,306,250
Corey Code	75	150	246,858	264,138	234,515
Brendan McCracken	100	200	263,422	281,861	250,251
Greg Givens	75	150	353,176	377,899	353,176
Renee Zemljak	70	140	343,000	367,010	325,850

Notes:

(1)

Annual bonus targets as a percentage of salary were unchanged in 2020 for Messrs. Suttles, Code and Givens and for Ms. Zemljak. Mr. McCracken received a target percentage increase tied to his appointment as President.

(2)	Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.745 (average exchange rate for 2020).
(3)

For each NEO, the Company Score was adjusted down to 95% of target with the exception of Mr. Givens, for whom the score was only adjusted down to 100% of target relecting his leadership to help deliver exceptional safety performance in the year.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	43

Long-Term Incentive Awards

LTI awards make up the largest portion of target compensation for our executives. These awards, which are primarily performance-based, are designed to incentivize delivery of our strategy and long-term value creation and payout of these awards correlates with Ovintiv’s stock price performance. LTI awards are granted annually, following approval by the HRC Committee. In setting the target value of LTI awards, the HRC Committee reviews individual performance, retention risk, internal equity and overall market competitiveness.

As described on page 39 of this Proxy Statement, the company’s 2020 compensation program employed two LTI vehicles: RSUs and PSUs. In 2020, 50% of LTI awards granted to the company’s NEOs were in the form of RSUs and 50% were in the form of PSUs. Compensation from RSUs is based solely on the company’s stock price over the performance period. PSUs are performance-based, and compensation is only earned if the company’s stock price performance is above the 25th percentile relative to the PSU Performance Peer Group and if strategic milestones are met.

Changes to 2020 LTI Awards

The following changes to LTI awards took effect in 2020:

1.   Reduced target value of LTIs granted to NEOs in 2020 by 15%.

2. For the 50% portion of the PSUs granted based on Relative TSR, payout will be capped at a maximum of 100% if absolute TSR is negative over the performance period, irrespective of Relative TSR performance.

3. The company no longer grants SARs or stock options. All senior leaders, including NEOs, are granted LTIs consisting of 50% PSUs and 50% RSUs.

4.   RSUs will vest annually, in equal thirds.

LTI Awards Granted in 2020

Details of LTI awards granted to the NEOs in 2020 are shown below. The realized value of the 2020 LTI awards will be determined at the time of vesting based on company and stock price performance.

	RSUs		PSUs

	# of Units	Target Value(2) ($)	# of Units	Target Value(1)(2) ($)

Doug Suttles	335,174	4,250,006	335,174	4,250,006

Corey Code	43,835	558,763	43,835	558,763

Brendan McCracken	52,136	667,543	52,136	667,543

Greg Givens	59,149	750,009	59,149	750,009

Renee Zemljak	59,149	750,009	59,149	750,009

Mike McAllister(3)	102,280	1,303,758	102,280	1,303,758

David Hill(4)	59,149	750,009	59,149	750,009

Notes:

(1)

Actual payouts will range from 0 to 200 percent of the units granted plus reinvested dividends based on Relative TSR (50%) and Strategic Milestones (50%) over the three-year performance period ending December 31, 2022.

(2)	Amounts awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.745 (average exchange rate for 2020).
(3)	Mr. McAllister ceased to serve as President on June 30, 2020.
(4)	Mr. Hill ceased to serve as Executive Vice-President, Land & Exploration on June 30, 2020.

44	●	Ovintiv Inc. / 2021 PROXY STATEMENT

2020 PSUs

The performance metrics for 2020 PSU awards are Relative TSR and absolute company performance against two key components of our strategic plan (“Strategic Milestones”). The HRC Committee elected to retain the Strategic Milestones applied to 2019 PSU awards for PSU awards granted in 2020, as these metrics continue to translate into shareholder returns. The performance metrics for 2020 PSU awards, together with the weighting and rationale for each metric, are set out below.

2020 PSU Metric	Weighting	Measurement	Rationale for Metric

Relative TSR	50%	Three-year TSR relative to our PSU Performance Peer Group (as described on page 47 of this Proxy Statement)	The company’s stock price performance as compared to the PSU Performance Peer Group (as described on page 47)

Cash Flow per Share Growth	25%	Cash flow per share growth

We believe the keys to creating long-term value include

rebalancing the product mix to increase liquids, investing in high-return drilling opportunities, and achieving sustained, multi-year cost reductions

Balance Sheet Strength	25%	Net debt to adjusted EBITDA(1)	A strong balance sheet provides us with flexibility and enables our business to succeed through all stages of the commodity cycle

Note:

(1)	For additional information regarding non-GAAP measures refer to Schedule C of this Proxy Statement.

2018 PSU Settlement

Vesting and payout of 2018 PSU awards was assessed by the HRC Committee at its February 2021 meeting. The following table summarizes the payout ranges, the results achieved, and payouts for the 2018 PSU awards based on Relative TSR and Strategic Milestones performance over the three-year period beginning January 1, 2018 and ending December 31, 2020.

Notes:

(1)	Performance below the threshold results in a 0% payout, while performance at or above the maximum results in a 200% payout.
(2)	Results account for reduced capital investment, particularly in 2020, and the impact of significantly lower commodity prices.
(3)	For additional information regarding non-GAAP measures, refer to Schedule C of this Proxy Statement.

Actual vs. Target Payout

The 2018 PSUs were settled at a stock price of $22.81 versus a grant price of $54.35 resulting in a payout of 33% of target value.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	45

Compensation Peer Groups

2020 Compensation Peer Group

As a North American energy producer, we compete for executive talent in both the United States and Canada. For this reason, we define our competitive compensation market as a group of North American industry peers of similar size, industry focus and geography as Ovintiv (the “Compensation Peer Group”). In selecting the Compensation

Peer Group, the HRC Committee is careful to include relevant exploration and production-focused companies, as their performance is similarly linked to changes in commodity prices during similar measurement periods. All members of our Compensation Peer Group meet the following criteria:

Compensation Peer Group: Evaluation Criteria

Financial and operational comparability	• total assets • production • product mix	• enterprise value • market capitalization • revenues

Nature and scope of operations	• primarily North American operations • operate in similar North American plays	• upstream exploration and production

Identified as competitive peer	• competitor for executive talent • competitor for investment capital	• identified internally or externally as a peer to Ovintiv

The HRC Committee reviews and considers changes to the Compensation Peer Group annually and did not make any changes in 2020. The companies in the Compensation Peer Group are as follows:

U.S. Peers		Canadian Peers

Antero Resources Corporation	EQT Corporation	ARC Resources Ltd.	Husky Energy Inc.

Apache Corporation	Hess Corporation	Canadian Natural Resources Ltd.	Imperial Oil Ltd

Cabot Oil & Gas Corporation	Marathon Oil Corporation	Cenovus Energy Inc.	Seven Generations Energy Ltd.

Chesapeake Energy Corporation	Murphy Oil Corporation	Crescent Point Energy Corp.	Suncor Energy Inc.

Concho Resources Inc.	Noble Energy Inc.	Enbridge Inc.	TC Energy Corporation

Continental Resources Inc.	Pioneer Natural Resources Company	Enerplus Corporation

Devon Energy Corporation	Southwestern Energy Company

EOG Resources Inc.

The following modifications to the Compensation Performance Peer Group will take effect and be applied to the compensation program beginning in 2021.

Additions	Deletions
Diamondback Energy, Inc. Tourmaline Oil Corporation	Noble Energy Inc. (acquired by Chevron Corporation) Concho Resources Inc. (acquired by ConocoPhillips) Husky Energy Inc. (acquired by Cenovus Energy Inc.)

The HRC Committee assesses market competitiveness of compensation for the CEO and other members of the ELT each year using data from the Compensation Peer Group. For our CEO, this assessment is conducted using only our U.S. peers. For the other NEOs, we use country-specific data from the Compensation Peer Group, based on the role and the country in which the executive is based. To remain competitive, we set annual target compensation for our executives around the median (or 50th percentile) of executives with comparable roles within our Compensation Peer Group. Target compensation may be set above or below the median based on various factors, including time in role, sustained performance over time, readiness for promotion, skill set and experience relative to external market counterparts.

46	●	Ovintiv Inc. / 2021 PROXY STATEMENT

2020 PSU Performance Peer Group

The HRC Committee uses a different peer group to assess our Relative TSR performance for purposes of our PSU awards. The PSU Performance Peer Group includes companies with which we compete primarily for investment capital, as opposed to executive talent. The HRC Committee selects and approves our PSU Performance Peer Group based on the following criteria:

• Comparable market capitalization (between 0.5x and 2.0x of Ovintiv) • Material oil and condensate interests • Develops unconventional resources	• Headquartered in North America • Engages in upstream exploration and production • Operates in similar plays in North America

The HRC Committee approved the following PSU Performance Peer Group to apply to PSU grants made in 2020:

PSU Performance Peer Group

Antero Resources Corporation	Continental Resources Inc.	Noble Energy Inc.

Apache Corporation	Crescent Point Energy Corporation	Pioneer Natural Resources Company

Baytex Energy Corporation	Devon Energy Corporation	Range Resources Corporation

Cabot Oil & Gas Corporation	Enerplus Corporation	Vermilion Energy Inc.

Canadian Natural Resources Ltd.	EOG Resources Inc.

Chesapeake Energy Corporation	Hess Corporation

Concho Resources Inc.	Marathon Oil Corporation

Cimarex Energy Company	Murphy Oil Corporation

The following modifications to the PSU Performance Peer Group will take effect and be applied to the compensation program beginning in 2021.

Additions	Deletions

S&P 400 Index SPDR S&P Oil & Gas Exploration & Production ETF (XOP)	Baytex Energy Corp. Chesapeake Energy Corporation Concho Resources Inc. (acquired by ConocoPhillips) Noble Energy Inc. (acquired by Chevron Corporation)

Compensation Governance

The following table outlines the executive compensation governance best practices that we follow and the pitfalls that we avoid.

PRACTICES WE FOLLOW	PRACTICES WE PROHIBIT

Maintain an independent HRC Committee whose members have the necessary skills, knowledge and experience	No re-pricing, option exchanges, or cancellations of LTI grants

Retain an independent compensation consultant that provides no services on behalf of management	No gross-up of executive compensation, including perquisites or incentive awards, to account for taxes

Grant LTIs with payouts that are tied directly to absolute stock price performance or stock price performance relative to a group of industry peers	No excessive severance packages or guaranteed compensation for any executive

Cap payouts for executive annual bonus awards and PSU grants	No “single trigger” vesting of LTI awards granted in 2018 and onward

Maintain “double trigger” vesting provisions for cash severance payable to our executives upon a change in control	No hedging and short-selling of Ovintiv stock by directors, officers and employees

Maintain “double trigger” accelerated vesting provisions for all LTI grants

Impose executive compensation claw-back requirements and robust stock ownership guidelines

Ovintiv Inc. / 2021 PROXY STATEMENT	●	47

Independent Compensation Advisors

The HRC Committee retains FW Cook as its independent compensation consultant to provide objective expertise on executive compensation matters. FW Cook reports directly to the HRC Committee Chair. In 2020, FW Cook received $219,554 for executive compensation-related services.

Management engages Willis Towers Watson to provide pension-related services, including as actuary to our Canadian pension plans, and from time to time to provide competitive market data regarding our compensation program and employee benefit programs. In 2020, Willis Towers Watson received $92,250.50 for compensation-related services, and $1,000,363.63 for other services provided to management.

Compensation Risk Management

THE BOARD AND HRC COMMITTEE USE A STRUCTURED DECISION-MAKING PROCESS TO MITIGATE COMPENSATION RELATED RISK

The Board and the HRC Committee mitigate compensation-related risk using a structured decision-making process and program safeguards. The HRC Committee’s structured approach to compensation risk is designed to discourage inadvertent or undue risk-taking by incorporating risk management principles directly into our program design, actively considering risk as a key element of compensation decision-making and requiring annual compensation program risk assessments.

Our annual compensation risk assessments are reviewed, and often conducted, by the HRC Committee’s independent compensation consultant. The most recent risk assessment, conducted in April 2020, recognized Ovintiv’s strong governance practices and concluded “it was not reasonably likely Ovintiv’s executive pay programs will have a material adverse impact on Ovintiv, its business or its value.”

Specific examples of how our program incorporates compensation risk management include:

  use of balanced, financial and operational performance metrics in our Board-approved Company Scorecard;

  use of a balanced mix of vehicles in our annual LTI grants;

  imposition of vesting and payout maximums (or caps) in our PSU grants; and

  application of our incentive program consistently across Ovintiv, so all employees, including our executives, are pursuing the same objectives.

We believe these features reduce risk by diversifying rewards and eliminating reliance on any single or limited number of performance measures to determine executive incentive compensation. Compensation-related risk is mitigated through our corporate governance practices, which include robust stock ownership guidelines, an Incentive Compensation Clawback Policy, and prohibitions regarding hedging of equity awards and stock—all of which apply to incentive-based compensation granted to our executives.

Executive Stock Ownership Guidelines

Ovintiv’s executives and vice-presidents must achieve minimum stock ownership levels within five years of being appointed to their positions. An individual who receives a promotion resulting in an increased stock ownership target is given an additional two-year period to meet the new target. Targets are calculated as a multiple of base salary.

Stock ownership is calculated based on the aggregate value of: (i) owned shares of common stock (including beneficial ownership); (ii) RSU holdings; and (iii) DSU holdings.

The following table illustrates each NEO’s stock ownership requirement and actual stock ownership as of February 28, 2021.

	Ownership Requirement (Multiple of Base Salary)	Current Ownership (Multiple of Base Salary)

Doug Suttles	5 times	15.6 times

Corey Code	3 times	6.7 times

Brendan McCracken	3 times	6.3 times

Greg Givens	3 times	6.6 times

Renee Zemljak	3 times	7.1 times

48	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Incentive Compensation Clawback Policy

Our Incentive Compensation Clawback Policy applies if:

•	Ovintiv is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under applicable securities laws;

•	incentive compensation received by a current or former executive in respect of years to which the restatement pertains exceeds the amount that would have been received under the restatement; and

•	an executive who received the incorrect amount of incentive compensation engaged in gross negligence, intentional misconduct, or fraud that either caused or significantly contributed to the material non-compliance resulting in the restatement.

Where such circumstances exist, the Board is authorized to: (i) require the executive to immediately reimburse Ovintiv any incentive compensation previously paid; (ii) immediately terminate any right of the executive to any unpaid incentive compensation; (iii) immediately withhold or cancel the value of any incentive compensation from any outstanding amounts owing to the executive to compensate for the value of any unrecovered incentive compensation amount; and (iv) initiate other action against the executive as the Board may deem necessary.

Indebtedness of Directors and Executive Officers

As at the date of this Proxy Statement, there is not, and since January 1, 2020, there has not been, any indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by, Ovintiv or its subsidiaries to any of our current or former directors (including the director nominees) or executive officers or any of their respective associates.

CEO Pay Ratio

Mr. Suttles’ 2020 annual total target compensation was $11,183,487 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2020 calculated in accordance with Item 402(c)(x) of Regulation S-K (which includes 2020 base salary, target grant date fair value of LTI awards, annual bonus, company contributions to retirement plan, annual allowance and other benefits) was $146,489. As a result, in accordance with Item 402(u) of Regulation S-K, we estimate that Mr. Suttles’ 2020 annual total compensation was approximately 76 times that of our median employee. The median employee was determined based on actual 2020 total cash compensation for the period from January 1, 2020 to December 31, 2020, for the employee population as of December 31, 2020. We used a foreign exchange rate of C$1.00 = US$0.745 (the average exchange rate during 2020) to convert Canadian compensation into U.S. dollars for purposes of comparison.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	49

Executive Compensation Tables

Summary Compensation Table

The table below shows the compensation paid or awarded to each of our NEOs in the last three years. Additional information regarding the realized compensation of the company’s CEO, Doug Suttles, is included on page 40 of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)		All Other Compensation ($)	Total Compensation ($)(1)

Doug Suttles Chief Executive Officer	2020	1,100,000	8,500,013	—	1,306,250	—		277,224	11,183,487
	2019	1,100,000	7,331,253	2,443,754	1,419,000	—		276,387	12,570,394
	2018	1,100,000	6,375,038	2,125,015	2,289,375	—		296,827	12,186,255

Corey Code Executive Vice-President & Chief Financial Officer	2020	329,143	1,117,525	—	234,515	—		80,013	1,761,196
	2019	287,133	714,110	485,365	190,815	—		67,246	1,744,669

Brendan McCracken President	2020	338,608	1,335,087	—	250,251	—		77,262	2,001,208

Greg Givens Executive Vice-President & Chief Operating Officer	2020	470,902	1,500,019	—	353,176	—		88,339	2,412,436

Renee Zemljak Executive Vice-President, Midstream, Marketing & Fundamentals	2020	490,000	1,500,019	—	325,850	—		117,215	2,433,084
	2019	490,000	1,293,755	431,267	353,976	—		119,227	2,688,225
	2018	490,000	1,125,012	375,015	571,095	—		117,383	2,678,505

Mike McAllister(5) Former President	2020	270,063	2,607,516	—	—	332,027	(6)	22,748	3,232,354
	2019	524,695	2,127,912	842,800	551,482	1,090,241		63,347	5,200,477
	2018	517,775	1,676,256	558,757	758,411	—		65,939	3,577,138

David Hill(7) Former Executive Vice-President, Land & Exploration	2020	225,000	1,500,019	—	118,125	—		1,485,012	3,328,156
	2019	450,000	1,293,755	431,267	325,080	—		114,173	2,614,275
	2018	450,000	1,125,012	375,015	496,913	—		114,446	2,561,386

Notes:

(1)

All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate (for each year above) of C$1.00 = US$0.745 (average exchange rate for 2020) for year-over-year comparability.

(2)

For 2020, 2019 and 2018 RSU and PSU grants, grant date fair value is calculated by multiplying the number of granted units by the VWAP of shares of common stock, on the five trading days immediately prior to the February 28, 2020 grant date (C$17.11 or US$12.68), March 8, 2019 grant date (C$47.70 or US$35.80) and February 26, 2018 grant date (C$68.80 or US$54.35). PSU and RSU compensation expenses are accounted for on a fair value basis, as required by U.S. GAAP.

(3)

Stock appreciation rights (“SARs”) and stock options ceased to be granted by the company in 2020. Stock options granted prior to 2020 expire after seven years and vest incrementally (30%, 30%, 40%) on the first three anniversaries of the grant date, generally subject to continued employment through each vesting date. For 2019 and 2018 Canadian stock option grants and U.S. SAR grants, grant date fair value is determined in accordance with ASC 718 Compensation – Stock Compensation (“ASC 718”) by using a Black-Scholes model, applied using the following assumptions:

	2019		2018
Assumption	Option Grants	SAR Grants	Option Grants	SAR Grants

Expected Term	7 years	7 years	7 years	7 years

Volatility	48.68%	51.28%	54.10%	57.87%

Dividend Yield	1.04%	1.04%	0.54%	0.54%

Risk Free Rate	1.85%	1.85%	1.67%	1.67%

Black-Scholes Value	46.0%	48.0%	52.4%	55.2%

50	●	Ovintiv Inc. / 2021 PROXY STATEMENT

(4)	Change in Pension Value represents the year-over-year compensatory change.
(5)	Mr. McAllister ceased to serve as President on June 30, 2020.
(6)

This amount represents the aggregate increase in actuarial value to Mr. McAllister’s pension benefits accrued up to his date of retirement. The year-over-year change is comprised of $28,508 due to experience, $611,878 due to assumption change and $(308,359) due to fluctuations in the Canadian dollar to U.S. dollar exchange rate.

(7)	Mr. Hill ceased to serve as Executive Vice-President, Land & Exploration on June 30, 2020.

All Other Compensation Table

The table below provides a breakdown of all other benefits and perquisites received by each of our NEOs in the last three years:

Name	Year	Company Contributions to Retirement Plans ($)(1)	Annual Allowance ($)	Company Aircraft ($)(2)	Severance and Other Separation- Related Benefits ($)	Other Perquisites and Benefits ($)(3)	Total ($)

Doug Suttles	2020	172,960	38,000	58,380	–	7,884	277,224

	2019	171,667	38,000	61,398	–	5,322	276,387

	2018	169,266	36,285	49,302	–	41,974	296,827

Corey Code	2020	32,681	29,502	–	–	17,830	80,013

	2019	22,966	22,648	–	–	21,632	67,246

Brendan McCracken	2020	29,452	29,502	–	–	18,308	77,262

Greg Givens	2020	47,329	38,000	–	–	3,010	88,339

Renee Zemljak	2020	74,056	38,000	–	–	5,159	117,215

	2019	76,008	38,000	–	–	5,219	119,227

	2018	76,381	38,000	–	–	3,002	117,383

Mike McAllister(4)	2020	–	14,751	–	–	7,997	22,748

	2019	–	29,502	–	–	33,845	63,347

	2018	–	29,502	–	–	36,437	65,939

David Hill(5)	2020	43,650	19,000	–	1,419,860	2,502	1,485,012

	2019	71,367	38,000	–	–	4,806	114,173

	2018	72,900	38,000	–	–	3,546	114,446

Notes:

(1)

The amounts in this column represent the matching contributions made by the company for the benefit of the NEOs under the defined contribution plan and non-qualified deferred compensation plan. These plans are discussed in further detail in the “2020 Non-qualified Deferred Compensation” table on page 59.

(2)

The amounts in this column represent the value of personal aircraft use. The aggregate incremental cost to Ovintiv for personal use of Ovintiv’s aircraft is calculated based on Ovintiv’s average variable operating costs including fuel, repairs and maintenance, landing and ramp fees and other miscellaneous variable costs.

(3)	The amounts in this column include company match of respective investment plan contributions, limited personal club memberships and taxable benefit of company parking.
(4)	Mr. McAllister ceased to serve as President on June 30, 2020.
(5)	Mr. Hill ceased to serve as Executive Vice-President, Land & Exploration on June 30, 2020.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	51

Grants of Incentive Plan Awards for 2020

The following table provides information about LTI awards granted to our NEOs in 2020 under the Omnibus Incentive Plan.

	Type of award	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units(3) (#)	Grant date fair value of stock awards(4)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Doug Suttles				—	$1,375,000	$2,750,000	—	—	—	—	—
	RSU	2/28/2020	2/12/2020	—	—	—	—	—	—	335,174	$4,250,006
	PSU	2/28/2020	2/12/2020	—	—	—	—	335,174	670,348	—	$4,250,006
Corey Code				—	$246,858	$493,715	—	—	—	—	—
	RSU	2/28/2020	2/12/2020	—	—	—	—	—	—	43,835	$558,763
	PSU	2/28/2020	2/12/2020	—	—	—	—	43,835	87,670	—	$558,763
Brendan McCracken				—	$263,422	$526,843	—	—	—	—	—
	RSU	2/28/2020	2/12/2020	—	—	—	—	—	—	43,835	$558,763
	PSU	2/28/2020	2/12/2020	—	—	—	—	43,835	87,670	—	$558,763
	RSU	12/01/2020	11/10/2020	—	—	—	—	—	—	8,301	$108,781
	PSU	12/01/2020	11/10/2020	—	—	—	—	8,301	16,602	—	$108,781
Greg Givens				—	$353,176	$706,352	—	—	—	—	—
	RSU	2/28/2020	2/12/2020	—	—	—	—	—	—	59,149	$750,009
	PSU	2/28/2020	2/12/2020	—	—	—	—	59,149	118,298	—	$750,009
Renee Zemljak				—	$343,000	$686,000	—	—	—	—	—
	RSU	2/28/2020	2/12/2020	—	—	—	—	—	—	59,149	$750,009
	PSU	2/28/2020	2/12/2020	—	—	—	—	59,149	118,298	—	$750,009
Mike McAllister(5)				—	$—	$—	—	—	—	—	—
	RSU	2/28/2020	2/12/2020	—	—	—	—	—	—	102,280	$1,303,758
	PSU	2/28/2020	2/12/2020	—	—	—	—	102,280	204,560	—	$1,303,758
David Hill(6)				—	$—	$—	—	—	—	—	—
	RSU	2/28/2020	2/12/2020	—	—	—	—	—	—	59,149	$750,009
	PSU	2/28/2020	2/12/2020	—	—	—	—	59,149	118,298	—	$750,009

Notes:

(1)

“Threshold” represents the lowest payout if the threshold level of performance is achieved for every performance metric. “Maximum” represents a payout at 200 percent of target. The actual amounts paid for 2020 are shown in the Summary Compensation Table on page 50 of this Proxy Statement.

(2)

These columns reflect the potential payout range, in units, of PSUs granted in 2020. PSU awards cliff vest at three years from the grant date. Actual payouts will range from 0 to 200 percent of the units granted plus reinvested dividends based on Relative TSR (50 percent) and Strategic Milestones (50 percent) over the three-year performance period ending December 31, 2022.

(3)	RSU awards plus reinvested dividends vest annually over a three year period.
(4)	Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.745 (average exchange rate for 2020).
(5)	Mr. McAllister ceased to serve as President on June 30, 2020.
(6)	Mr. Hill ceased to serve as Executive Vice-President, Land & Exploration on June 30, 2020.

52	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information regarding equity awards outstanding under the company’s long-term incentive plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)

Equity compensation plans approved by securityholders(2)	12,802,216	$23.62	5,960,364

Equity compensation plans not approved by securityholders	None	None	None

Total	12,802,216	$23.62	5,960,364

Notes:

(1)

On January 24, 2020, Encana Corporation completed a corporate reorganization which included a one-for-five share consolidation (“Share Consolidation”) and an exchange of Encana common shares for shares of Ovintiv common stock. All amounts in the above table have been adjusted to reflect the effects of the Share Consolidation.

(2)

Includes awards granted under the Ovintiv Employee Stock Option Plan (the “ESOP”) and the Omnibus Incentive Plan of Ovintiv (the “Omnibus Incentive Plan”). The ESOP continues to apply to options granted prior to 2019. The Omnibus Incentive Plan applies to awards granted after 2019 and certain RSU and PSU awards granted in 2018. A description of the key terms of the Omnibus Incentive Plan is provided in Schedule A of this Proxy Statement. A description of the key terms of the ESOP is provided in Schedule B of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the NEOs as of December 31, 2020.

						Stock Awards
	Option Awards(1)					RSUs			PSUs
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(3) ($)

Doug Suttles			–	$—		357,803		$5,138,065	357,803	$5,138,065
	42,664	99,547	–	$35.80	03/08/2026	73,931		$1,061,649	147,861	$2,123,298
	42,498	28,333	–	$54.35	02/26/2025	42,613		$611,937	85,226	$959,495
	71,915			$77.15	02/27/2024
	385,087		–	$27.80	03/03/2023
	123,974		–	$71.70	03/13/2022

Corey Code			–	$—		46,765		$637,236	46,765	$637,236
	8,353	19,490	–	$45.05	05/08/2026				11,934	$162,627
	2,099	4,898	–	$47.70	03/08/2026	3,484		$47,487	6,968	$94,960
	2,778	1,851	–	$68.80	02/26/2025	2,642		$36,014	5,284	$56,459
	4,929			$77.15	02/27/2024
	19,760		–	$27.80	03/03/2023
	11,856		–	$71.70	03/13/2022

Brendan McCracken			–	$—		8,355		$113,846	8,355	$113,846
				$—		46,765		$637,236	46,765	$637,236
	3,366	7,853	–	$29.85	09/10/2026		$		4,464	$60,840
	3,255	7,595	–	$47.70	03/08/2026	5,402		$73,622	10,805	$147,229
	2,732	1,819		$68.80	02/26/2025	2,598		$35,400	5,195	$55,508
	5,699			$77.15	02/27/2024
	20,295		–	$27.80	03/03/2023
	8,417		–	$71.70	03/13/2022

Greg Givens			–	$—		63,142		$906,733	63,142	$906,733
	5,348	12,478	–	$22.95	09/10/2026		$		7,386	$106,063
	4,518	10,540	–	$35.80	03/08/2026	7,828		$112,424	15,656	$224,835

Ovintiv Inc. / 2021 PROXY STATEMENT	●	53

						Stock Awards
	Option Awards(1)					RSUs		PSUs
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(3) ($)
	2,218	1,478	–	$69.15	08/09/2025	6,956	$99,903	4,481	$50,448

Renee Zemljak			–	$—		63,142	$906,733	63,142	$906,733
	7,529	17,568	–	$35.80	03/08/2026	13,047	$187,355	26,093	$374,710
	7,500	5,000	–	$54.35	02/26/2025	7,520	$107,987	15,040	$169,324
	11,976			$58.75	02/27/2024
	31,046		–	$20.30	03/03/2023
	27,765		–	$56.75	03/13/2022

Mike McAllister(4)			–	$—		109,117	$1,486,847	109,117	$1,486,847
	7,300	17,034	–	$29.85	09/10/2026		$—	9,684	$131,955
	11,793	27,516		$47.70	03/08/2026	19,574	$266,716	39,148	$533,433
	12,482	8,322	–	$68.80	02/26/2025	11,875	$161,809	23,749	$253,717
	19,327			$77.15	02/27/2024
	68,427		–	$27.80	03/03/2023
	46,491		–	$71.70	03/13/2022

David Hill(5)			–	$—		63,142	$906,733	63,142	$906,733
	7,529	17,568	–	$35.80	03/08/2026	13,047	$187,355	26,093	$374,710
	7,500	5,000		$54.35	02/26/2025	7,520	$107,987	15,040	$169,324
	11,976		–	$58.75	02/27/2024
	46,309		–	$20.30	03/03/2023
	27,765		–	$56.75	03/13/2022

Notes:

(1)	Stock option awards vest over three years (30% the first two years and 40% the third year) and expire seven years from grant date.
(2)

The values shown in this column are based on the NYSE or TSX closing price of shares of common stock on December 31, 2020. Awards to U.S.-based NEOs were valued based on the NYSE (US$14.36), and those to Canadian-based NEOs were valued based on the TSX (C$18.29). Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.745 (average exchange rate for 2020).

(3)

The values shown in this column are based on the NYSE or TSX closing price of shares of common stock on December 31, 2020. Awards to U.S.-based NEOs were valued based on the NYSE (US$14.36), and those to Canadian-based NEOs were valued based on the TSX (C$18.29). The performance metric applied for the 2018 PSU grant is based on a payout of 78.4%, 2019 and 2020 PSU grants are based on a payout of 100% of the respective target. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.745 (average exchange rate for 2020).

(4)	Mr. McAllister ceased to serve as President on June 30, 2020.
(5)	Mr. Hill ceased to serve as Executive Vice-President, Land & Exploration on June 30, 2020.

54	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Option Exercises and Stock Vested for 2020

The following table provides information relating to the value realized upon the exercise of stock options and the vesting of RSUs and PSUs under the company’s incentive plans during the last fiscal year.

			Stock Awards
	Option Awards		RSUs		PSUs
Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)	Number of shares acquired on vesting(3) (#)	Value realized on vesting(4) ($)
Doug Suttles	–	–	37,137	473,383	91,356	1,164,510
Corey Code	–	–	2,546	32,454	6,261	79,809
Brendan McCracken	–	–	2,943	37,514	7,240	92,288
Greg Givens	–	–	–	–	–	–
Renee Zemljak	–	–	6,553	83,092	16,119	204,389
Mike McAllister(5)	–	–	9,981	127,227	24,552	312,963
David Hill(6)	–	–	6,553	83,092	16,119	204,389

Notes:

(1)

The value realized on shares acquired on exercise is based on the difference between the closing price per share of the company’s shares of common stock on the date of exercise and the grant price. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.745 (average exchange rate for 2020).

(2)	The values realized upon vesting for RSUs are based on the NYSE or TSX five-day VWAP at February 27, 2020, or US$12.68 and C$17.11, respectively.
(3)	The performance multiplier for the 2017 PSU grant was determined to be 123%.
(4)

The values realized upon vesting for 2017 PSUs are based on the five-day VWAP after the February board meeting blackout was lifted. The five-day VWAP for NYSE and TSX are US$12.68 and C$17.11, respectively.

(5)	Mr. McAllister ceased to serve as President on June 30, 2020.
(6)	Mr. Hill ceased to serve as Executive Vice-President, Land & Exploration on June 30, 2020.

Change in Control Arrangements

Ovintiv does not have general employment contracts with our NEOs; however, each NEO has a change in control (“CIC”) agreement that provides for payment of severance and other termination benefits upon a qualifying termination following a CIC. The treatment of each NEO’s LTI awards upon a termination of employment following a CIC is governed by the applicable LTI plan. The relevant terms of our executive CIC arrangements and treatment of LTI awards are summarized in the table below.

Application	CEO and all other ELT members.

Trigger

In the case of LTIs granted prior to 2018, a CIC alone. Otherwise, a CIC and subsequent termination of executive’s employment within 24 months either: (i) by Ovintiv other than for Cause; or (ii) by the executive for Good Reason.

Severance

Lump sum cash payment equal to two times the sum of the executive’s base salary, annual allowance, professional membership fees reimbursement, matching contributions to investment plan, and annual bonus award (based on average bonus award paid over preceding three years).

Benefits

Continuation of health, dental, life, disability, and accident insurance benefits for 24 months (or a lump sum payment in lieu). Career counseling, financial counseling, and executive benefits for 24 months.

Pension

Continued accrual or crediting of contributions (for Defined Contribution pension plan participants) or, for Mr. McAllister, continued accrual of Defined Benefit pension benefits for 24-month period, or cash payment equal to the value thereof.

Options/SARs	All unvested stock options/SARs vest immediately and remain exercisable until the earlier of 24 months and the expiration date.

PSUs	All outstanding PSUs immediately vest and become payable at the level specified in the plan document and at the price at which Ovintiv’s shares of common stock are valued for purposes of the CIC.

RSUs	Any unvested RSUs immediately vest and are payable based on the price at which Ovintiv’s shares of common stock are valued for purposes of the CIC.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	55

TREATMENT OF LTIs UPON TERMINATION OR CHANGE IN CONTROL

Voluntary or Involuntary Termination Outside a CIC

Upon termination under the age of 55, all RSUs, PSUs and unvested stock options are forfeited and cancelled, and any vested stock options must be exercised within 60 business days of termination.

Upon early retirement between the ages of 55 to 60, whether initiated by Ovintiv or due to the applicable employee’s resignation: (i) unvested RSUs and PSUs vest on a pro-rated basis based on the number of months from the grant date to the date of retirement, and are paid at the scheduled vesting date; (ii) vested stock options or SARs must be exercised within six months of termination of employment; and (iii) unvested options or SARs are cancelled.

Upon retirement above the age of 60, whether initiated by Ovintiv or due to the applicable employee’s resignation, all outstanding RSUs, PSUs and stock options/SARs will continue to vest according to the vesting schedule, with any vested options or SARs exercisable up to the expiry date.

Termination Following a CIC	In February 2018, we amended our LTI award agreements to incorporate “double trigger” vesting provisions. For all LTI awards granted to our NEOs beginning February 2018, both a CIC and subsequent termination, of the executive by the company (other than for “Cause”) or by the executive for “Good Reason”, in each case, within 24 months following the CIC is required for unvested LTIs to immediately vest. Only LTI awards held by our NEOs that were granted prior to February 2018 will become immediately vested or exercisable upon a CIC alone.

Termination Due to Death	Treatment of LTIs upon the death of an NEO is similar to treatment of LTIs for a voluntary or involuntary termination outside a CIC, with the exception that individuals under the age of 55 at the time of death are treated in the same manner as an early retirement between the ages of 55 and 60.

Potential Payments Upon Termination or Change in Control

The following table illustrates the amount of compensation payable to each of our NEOs assuming various termination scenarios or a change in control of the company as if such event occurred on December 31, 2020. The amounts shown below are calculated as at December 31, 2020 and all Canadian dollar amounts have been converted to U.S. dollars using the Bank of Canada exchange rate in effect on such date (being C$1.00 = US$0.785).

	Voluntary Termination ($)	Involuntary Termination Without Cause ($)		Involuntary Termination Within a Change-in-Control ($)		Termination Due to Death ($)
Doug Suttles
Salary Severance	–	2,200,000	(1)	2,200,000	(1)	–
Annual Incentive Plan	–	3,343,083	(2)	3,343,083	(2)	–
Value of Unvested LTIs	7,165,755	7,165,755		15,296,861	(3,4)	7,165,755
Incremental Value (Pension Benefits)	–	403,920	(5)	403,920	(5)	–
Other Compensation and Benefits	–	96,740	(8)	96,740	(8)	–
TOTAL:	7,165,755	13,209,498	(9)	21,340,604		7,165,755
Corey Code
Salary Severance	–	–		706,500	(1)	–
Annual Incentive Plan	–	–		442,060	(2)	–
Value of Unvested LTIs	–	–		1,778,166	(3,4)	753,274
Incremental Value (Pension Benefits)	–	–		79,128	(6)	–
Other Compensation and Benefits	–	–		34,168	(8)	–
TOTAL:	–	–		3,040,022		753,274
Brendan McCracken
Salary Severance	–	–		942,000	(1)	–
Annual Incentive Plan	–	–		469,796	(2)	–
Value of Unvested LTIs	–	–		1,991,507	(3,4)	590,243
Incremental Value (Pension Benefits)	–	–		105,504	(6)	–
Other Compensation and Benefits	–	–		34,170	(8)	–
TOTAL:	–	–		3,542,977		590,243

56	●	Ovintiv Inc. / 2021 PROXY STATEMENT

	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Involuntary Termination Within a Change-in-Control ($)		Termination Due to Death ($)
Greg Givens
Salary Severance	–	–	950,000	(1)	–
Annual Incentive Plan	–	–	633,708	(2)	–
Value of Unvested LTIs	–	–	2,421,024	(3,4)	1,013,428
Incremental Value (Pension Benefits)	–	–	153,900	(7)	–
Other Compensation and Benefits	–	–	39,405	(8)	–
TOTAL:	–	–	4,198,037		1,013,428
Renee Zemljak
Salary Severance	–	–	980,000	(1)	–
Annual Incentive Plan	–	–	833,947	(2)	–
Value of Unvested LTIs	1,264,585	1,264,585	2,699,493	(3,4)	1,264,585
Incremental Value (Pension Benefits)	–	–	158,760	(7)	–
Other Compensation and Benefits	–	–	38,360	(9)	–
TOTAL:	1,264,585	1,264,585	4,710,560		1,264,585

Notes:

(1)	Calculated using two times NEO’s base salary in effect at December 31, 2020.
(2)	Calculated based on two times the average of annual bonus award paid in the immediately preceding three years (from 2018 to 2020, inclusive).
(3)	Reflects estimated value from accelerated vesting of stock options unvested as at December 31, 2020.
(4)

The PSU amounts have been valued, for illustration purposes, based on a payout of 100% of the respective target amount using the NYSE or TSX closing price of shares of common stock, on December 31, 2020, or US$14.36 and C$18.29 respectively. Value of 2020, 2019 and 2018 RSU grants reflects all RSUs outstanding as at December 31, 2020 valued, for illustration purposes, based on the NYSE or TSX closing price of shares of common stock on December 31, 2020, or US$14.36 and C$18.29 respectively.

(5)

In the event of a CIC and termination of employment, Mr. Suttles would be compensated based on additional service for purposes of his DC Pension Plan participation of 24 months. The incremental value is equal to 13% of two times his annual base salary plus 8% of two times his annual bonus (capped at 67% of base salary).

(6)

In the event of a CIC and termination of employment, Mr. Code and Mr. McCracken would be compensated based on additional service for purposes of their DC Pension Plan participation of 24 months. The incremental value is equal to 8% of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(7)

In the event of a CIC and termination of employment, Mr. Givens and Ms. Zemljak would be compensated based on additional service for purposes of their DC Pension Plan participation of 24 months. The incremental value is equal to 13% of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(8)	Includes other compensation, including perquisites, annual allowances and five percent matching of participant contributions.
(9)	Reflects estimated value for without Cause termination pursuant to Mr. Suttles’ offer of employment dated June 10, 2013.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	57

Retirement and Other Benefits

Ovintiv provides retirement and other benefits to our NEOs as described below.

Canadian Registered and Supplemental Pension Plans

Our Canadian-based executives participate in our registered pension plan and supplemental pension plan (collectively, the “Canadian Plan”). Pension contributions to the registered plan are payable up to the level permitted by the Income Tax Act. Contributions beyond this level are made to the supplemental plan. The Canadian Plan has an active defined contribution component. It also has a legacy defined benefit component that has been closed to new members since 2003. Pensionable earnings, for purposes of the Canadian Plan, include a base salary and annual bonus award (capped to a maximum of base salary of 67% for the CEO and 40% for other NEOs).

Canadian Defined Contribution Plan

Mr. Code and Mr. McCracken participated in the defined contribution component of the Canadian Plan. Ovintiv contributes eight percent of pensionable earnings to an individual’s defined contribution account. Participants select from a variety of investment options and manage their own accounts.

Canadian Defined Benefit Plan

Mr. McAllister is the only NEO who participated in the defined benefit component of the Canadian Plan. His participation commenced with a predecessor company to Ovintiv, and his defined benefits have fully vested and were paid out in 2020.

Upon retirement, defined benefits are based on two percent of the individual’s highest five consecutive years of pensionable earnings in the preceding 10 years, multiplied by years of pensionable participation in the Canadian Plan. Participants contribute four percent of pensionable earnings up to a defined annual maximum. Normal retirement is age 65, but participants can retire at age 55 or after with a reduced pension. Pension is paid on an unreduced basis from age 60 (or after age 55 with 30 years of service).

Canadian Investment Plan

Our Canadian-based executives are also eligible to participate in our Canadian Investment Plan. Participants contribute up to a maximum of 25% base salary to self-selected investment options. Ovintiv matches these contributions to a maximum of five percent of base salary in shares of common stock purchased on the open market.

U.S. Defined Contribution Plans

Mr. Suttles, Mr. Givens, Ms. Zemljak and Mr. Hill participate in the Ovintiv USA Retirement Plan. Ovintiv contributes eight percent of base salary to a participant’s defined contribution account. Similar to the Canadian Investment Plan, participant contributions are matched by Ovintiv up to five percent of base salary. Participants select among various investment options and manage their own accounts. As with the supplemental component of the Canadian Plan, Ovintiv also credits an amount equal to eight percent of the executives’ annual bonus award (to a maximum of 67% of base salary for the CEO and 40% for the other NEOs) to a U.S. non-qualified Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan provides non-qualified benefits in excess of those permitted (under the Ovintiv USA Retirement Plan) by the U.S. Internal Revenue Code.

Welfare Benefits

NEOs participate in the same company-sponsored welfare benefit programs as Ovintiv’s other employees, based on the country in which they reside.

Employee Deferred Share Unit Plan

Under the Employee Deferred Share Unit Plan (“Employee DSU Plan”), executives can convert either 25% or 50% of their annual bonus award into DSUs. To defer part of an annual bonus award into DSUs, an executive must make an election prior to December 31 of the preceding calendar year. Once an election is made, the number of DSUs credited to an executive is calculated as follows:

DSUs are settled in cash and are payable only after an executive ceases to be an employee of Ovintiv.

58	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Lump Sum Cash Payment in Lieu of Perquisites

Ovintiv provides employees, including NEOs, with a lump sum cash payment in lieu of offering specific perquisites.

Additional CEO Benefits

Mr. Suttles received additional benefits as part of his compensation arrangements entered into when he was appointed CEO in 2013. These benefits include a prescribed-value annual allowance for personal travel on company-owned aircraft. These benefits are treated as employment income and are fully taxable. Mr. Suttles receives no tax gross-ups or loans in respect of the travel allowance, and any unused balance at year-end is forfeited and cancelled. See “All Other Compensation” column for Mr. Suttles in the Summary Compensation Table on page 50 of this Proxy Statement.

Defined Benefit Pension Table

The table below shows Mr. McAllister’s DB pension benefits in 2020.

Name	Plan Name	Number of years of credited service (#)	Present Value of accumulated benefit ($)	Payments during last fiscal year ($) (1)
Michael McAllister(2)(3)	Registered Plan	20.0	-	948,839
	Supplemental Plan	32.0	-	8,240,250

Notes:

(1)

Amounts converted from Canadian dollars to U.S. dollars using an exchange rate of C$1.00 = US$0.745 (average exchange rate for 2020. Calculations include no preretirement decrements. All accrued pensions are assumed payable at the later of age 60, which is the earliest unreduced retirement age, and current age.

(2)

Michael McAllister was granted 12 additional years of service granted under an individual agreement in 2000. The additional Supplemental Plan pension in respect of the 12 years of additional service is reduced by an annual pension offset of $17,899 (converted from Canadian dollars to U.S. dollars using average exchange rate during 2020 of C$1.00=US$0.745) payable at his retirement from Mr. McAllister’s previous employer.

(3)	Retired on June 30, 2020.

2020 Non-qualified Deferred Compensation

The table below provides information relating to the compensation deferred during fiscal year 2020 under the terms of the NQDC by the NEOs:

Name	Executive contributions in last fiscal year(1)(5) ($)	Registrant contributions in last fiscal year(2)(5) ($)	Aggregate earnings in last fiscal year(3)(5) ($)	Aggregate withdrawals/ distributions(5) ($)	Aggregate balance at last fiscal year end(4)(6) ($)
Doug Suttles	-	143,424	84,013	-	451,719
Corey Code	-	11,948	(15,725)	-	62,097
Brendan McCracken	-	8,719	1,056	-	18,729
Greg Givens	-	20,767	13,506	-	59,139
Renee Zemljak	-	40,102	218,462	(180,915)	1,472,788
David Hill	55,008	25,125	148,762	(235,773)	1,149,241

Notes:

(1)

These include contributions made through election in the NQDC Plan and deferrals elected by NEOs through the Employee DSU Plan. These amounts are reported in the “Non-Equity Incentive Plan Compensation” column (for 2019 annual bonus award paid in 2020) of the Summary Compensation Table on page 50 of this Proxy Statement

(2)

These include contributions made by Ovintiv to the NEO through the NQDC Plan and Supplemental DC Plan. These amounts are reported in the All Other Compensation column of the Summary Compensation Table on page 50 of this Proxy Statement.

(3)

Earnings are not included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 50 of this Proxy Statement as they are not above-market or preferential earnings.

(4)

The aggregate balances shown in this column include the following amount that was reported in the Summary Compensation Table in previous years: Mr. Suttles $577,873; Mr. Code $2,020; Ms. Zemljak $223,436; Mr. Hill $181,429.

(5)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the average exchange rate during 2020 of C$1.00 = US$0.745.
(6)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the December 31, 2020 exchange rate of C$1.00 = US$0.745.

The HRC Committee has reviewed, commented on and discussed with management this CD&A for the year ending December 31, 2020. Based on that review and discussion, the HRC Committee recommended to the Board that it be included in this Proxy Statement for the Meeting. The HRC Committee consists of Meg Gentle, Howard Mayson, Lee McIntire, Margaret McKenzie and Thomas Ricks.

Human Resources and Compensation Committee

Ovintiv Inc. / 2021 PROXY STATEMENT	●	59

Item 3.    Ratify PricewaterhouseCoopers LLP as Independent Auditors

WHAT ARE YOU VOTING ON?

You are voting on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as independent auditor of Ovintiv until the next annual meeting of shareholders.

BOARD VOTING RECOMMENDATION
The Board recommends you vote FOR this proposal.

The Audit Committee has authority and responsibility to review and evaluate Ovintiv’s independent auditors and to recommend to the Board whether to propose the reappointment of such auditors at the Meeting. The Audit Committee is also responsible for compensation, retention, and general oversight of the work of the independent auditors. The Audit Committee has appointed

PricewaterhouseCoopers LLP (“PwC”) to serve as Ovintiv’s independent auditors until the close of the next annual meeting of shareholders and shareholders are being asked to ratify such appointment. PwC (including its predecessors) has served as the company’s independent auditors for over 10 years.

Evaluation and Selection of Independent Auditors

The Audit Committee believes that the continued retention of PwC as Ovintiv’s independent auditors is in the best interest of the company and its shareholders. Factors considered by the Audit Committee in reaching this determination included:

• PwC’s independence • PwC’s technical expertise and knowledge of Ovintiv’s operations and industry • Appropriateness of PwC’s fees	• The quality and efficiency of services provided by PwC • External data on audit quality and performance, including PCAOB reports • PwC’s tenure as independent auditor

Audit Fees and All Other Fees

The Audit Committee is responsible for approving audit and permissible non-audit services provided by the independent auditors and associated the fees. The following table provides information about fees for audit and other services rendered by PwC during fiscal years 2020 and 2019.

(US$ thousands)	2020(5)	2019(5)
Audit Fees(1)	2,288	3,008
Audit-Related Fees(2)	134	249
Tax Fees(3)	161	290
All Other Fees(4)	5	4
Total	2,588	3,551

Notes:

(1)

Audit fees consist of fees for the audit of Ovintiv’s annual financial statements (including required quarterly reviews), subsidiary audits, or services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Ovintiv’s financial statements and are not reported as Audit Fees. During fiscal 2020 and 2019, the services provided in this category included reviews in connection with acquisitions and divestitures, research of accounting and audit-related issues, review of new accounting standards, preparation of quarterly French translations, review of reserves disclosures and other regulatory filings.

(3)

Tax fees consist of fees for tax compliance services, tax advice and tax planning. During fiscal 2020 and 2019, the services provided in this category included assistance and advice in relation to the preparation of corporate income tax returns.

(4)

During fiscal 2020 and 2019, the services provided in this category included the payment of maintenance fees associated with a research tool that grants access to a comprehensive library of financial reporting and assurance literature.

(5)

Amounts paid in Canadian dollars have been converted to U.S. dollars using an exchange rate (for each year above) of C$1.00 = US$0.745 (average exchange rate for 2020) for year-over-year comparability.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded the provision of such services by PwC was compatible with the firm’s independence in conduct of its auditing functions. Ovintiv did not rely on the de minimis exemption provided by Section (c)(7)(i)(C) of Rule 2-01 of SEC Regulation S-X in 2020 or 2019.

60	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditors. The Audit Committee has established a budget for the provision of a specified list of audit and permitted non-audit services that the committee believes to be typical, recurring, or otherwise likely to be provided by PwC. It retains flexibility through the year to review as need may arise. Any such decision remains with the Audit Committee, not management.

Other Information

One or more representatives of PwC will attend the Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Approval

The ratification of PwC as Ovintiv’s independent auditors requires an affirmative majority of the votes duly cast at the Meeting.

Report of the Audit Committee

Primary Responsibilities

Management is responsible for preparing Ovintiv’s consolidated financial statements, managing accounting and financial reporting processes, devising and maintaining systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of Ovintiv’s consolidated financial statements and internal controls over financial reporting. The Audit Committee’s primary responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

The Audit Committee operates under an Audit Committee Mandate adopted by the Board that outlines its responsibilities and practices. The Audit Committee Mandate is available on our website at www.ovintiv.com/mandates-guidelines/.

Oversight of Independent Auditors

The Audit Committee monitors the qualifications, performance and independence of Ovintiv’s independent auditors and recommends to the Board on an annual basis whether to propose the reappointment of the current independent auditors at the next annual meeting of shareholders or propose the appointment of another auditor. PwC served as Ovintiv’s independent auditors for the year ended December 31, 2020, and, subject to an affirmative majority of the votes duly cast at the Meeting, will be reappointed to that role at the Meeting until the close of the next annual meeting of shareholders.

The Audit Committee has discussed with the independent auditors those matters required to be discussed under the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received written disclosures and the letter from the independent auditors required by the PCAOB regulating the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence from management and Ovintiv generally, as well as whether the provision of non-audit services by PwC is compatible with maintaining auditor independence.

The Audit Committee has reviewed and discussed together with management and the independent auditors the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the results of management’s assessment of the effectiveness of Ovintiv’s internal controls over financial reporting, and the independent auditors’ audit of those internal controls over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Ovintiv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

The Audit Committee consists of Meg Gentle, Margaret McKenzie, Suzanne Nimocks, Brian Shaw and Bruce Waterman.

The Audit Committee

Ovintiv Inc. / 2021 PROXY STATEMENT	●	61

Additional Shareholder Information

Shareholder Proposals and Director Nominations

Shareholder Proposals For Inclusion In Next Year’s Proxy Statement

Ovintiv is subject to the rules of the SEC under the Exchange Act with respect to shareholder proposals. Shareholder proposals submitted pursuant to SEC rules must be received no later than November 18, 2021 to be considered at Ovintiv’s 2022 Annual Meeting of Shareholders.

All shareholder proposals should be directed to the attention of our Corporate Secretary. Shareholders are advised that, under the rules of the SEC, the submission of a shareholder proposal does not guarantee its inclusion in the company’s proxy materials. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

Director Nominations For Inclusion In Next Year’s Proxy Statement

Ovintiv’s proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of Ovintiv’s outstanding common stock continuously for at least three years to nominate and include in Ovintiv’s proxy statement, director nominees constituting up to the greater of two individuals or 20% (rounding down), provided that any nominating shareholders and nominees satisfy certain requirements specified in the Ovintiv bylaws, including in respect to form of notice and timely delivery.

Any proxy access nomination notice must be received no earlier than December 29, 2021 and no later than January 28, 2022.

Other Shareholder Proposals And Director Nominations

If a shareholder wishes to propose items of business or nominate a director for election to the Board without including such proposal or nomination in Ovintiv’s proxy statement, that proposal or nomination must comply with the notice procedures set out in Sections 2.2 and 3.3 of Ovintiv’s bylaws, respectively. These procedures require that Ovintiv receive written notice of shareholder proposals and director nominees at least 90 days (and not more than 120 days) before the anniversary of the prior year’s annual meeting of shareholders. In the case of a special shareholder meeting (which is not also an annual meeting), Ovintiv must receive written notice no earlier than 120 days before the special meeting and no later than (i) the tenth day following the day on which the special meeting is announced; or (ii) 90 days before the special meeting (whichever date is later).

A copy of our bylaws was filed on EDGAR and SEDAR on January 24, 2020 and is available on our website.

Management is not aware of any business to be presented for action by shareholders at the Meeting other than the items referred to in this Proxy Statement.

Communication with the Board of Directors

Shareholders and other interested parties can communicate directly with our directors, including our Chair of the Board, at the following address:

Ovintiv Inc.

Attention:	Corporate Secretary 370 17th Street, Suite 1700 Denver, Colorado 80202 corporatesecretary@ovintiv.com

Shareholders can also direct inquiries to our investor relations personnel at investor.relations@ovintiv.com.

62	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Additional Information

Additional information about Ovintiv, including copies of our Proxy Statement and Annual Report (which includes our financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2020), is available on our website at www.ovintiv.com and can also be obtained by accessing Ovintiv’s profile on EDGAR at www.sec.gov or SEDAR at www.sedar.com. Shareholders can also request copies of these documents, free of charge, by contacting our Investor Relations department:

Ovintiv Inc. Attention: Investor Relations 370 17th Street, Suite 1700 Denver, Colorado 80202

References to information contained on our website at www.ovintiv.com are not incorporated by reference into, and do not constitute a part of, this Proxy Statement. Ovintiv Inc. became the parent company of Encana Corporation and its subsidiaries as a result of a series of corporate reorganization transactions completed on January 24, 2020 (the “Reorganization”). Unless stated or the context otherwise requires, references to “Ovintiv,” the “company”, “we”, “us” and “our” in this Proxy Statement (i) for periods prior to the completion of the Reorganization, refer to Encana Corporation and its consolidated subsidiaries and partnerships and (ii) for periods after the completion of the Reorganization, refer to Ovintiv Inc. and its consolidated subsidiaries and partnerships.

Certain statements contained herein may constitute forward-looking statements or information within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and

Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially from the estimated or anticipated events or results expressed or implied in such forward-looking statements. For additional information on such assumptions, risks and uncertainties, please consult Ovintiv’s Annual Report on Form 10-K, which can be obtained by accessing Ovintiv’s profile on EDGAR at www.sec.gov or SEDAR at www.sedar.com. Although Ovintiv believes such forward-looking statements are reasonable, there can be no assurance that they will prove to be correct.

Householding of Proxy Materials

Only one proxy statement is being delivered to multiple security holders sharing an address unless Ovintiv has received contrary instructions from one of the security holders. Ovintiv undertakes to deliver promptly upon written or oral request a separate copy of the proxy statement and provide instructions as to how a security holder can notify Ovintiv that such security holder wishes to receive a separate copy of the proxy statement. A security holder who wishes to receive a separate copy of the proxy statement can notify Ovintiv of such request by mail at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado 80202 or telephone at (303) 623-2300. Security holders sharing an address who are receiving multiple copies of annual reports to security holders or proxy statements can request the delivery of single copies of such documents by notifying Ovintiv by mail at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado 80202 or telephone at (303) 623-2300.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	63

Schedule A

Description of the Key Terms – Omnibus Incentive Plan

The Omnibus Incentive Plan was adopted by Encana on February 13, 2019 and approved by shareholders at Encana’s 2019 Annual Meeting of Shareholders. The Omnibus Incentive Plan replaced Encana’s Employee Stock Appreciation Rights Plan, Performance Share Unit Plan for Employees, ESOP, Restricted Share Unit Plan for Employees and Restricted Share Unit Plan for Directors (collectively, the “Prior Plans”) in respect of all future awards, and no new awards will be granted under such Prior Plans. Outstanding awards granted under the Prior Plans continue to be governed by the terms of the applicable Prior Plan until such awards are exercised, expire, or are otherwise terminated or cancelled, with the exception of 175,309 RSUs and 257,478 PSUs at target (corresponding to 514,956 PSUs at maximum) granted in 2018 to certain employees and directors of the company, which were amended to become subject to the Omnibus Incentive Plan and remained outstanding as of December 31, 2020.

In connection with the Reorganization (as defined on page 63 of this Proxy Statement), Ovintiv became the parent company of Encana and its subsidiaries and adopted the Omnibus Incentive Plan in its entirety effective January 24, 2020.

Purpose

The Omnibus Incentive Plan is designed to, among other things, promote a proprietary interest in the company among eligible individuals and to align the interest of such individuals with the interests of the company’s shareholders through the issuance of long-term incentive awards.

Eligibility

The Omnibus Incentive Plan permits the grant of Stock Options, SARs, RSUs, PSUs, restricted stock and other share-based awards (each, an “Award” and collectively, the “Awards”) to directors, officers and employees of the company and its affiliates, as well as prospective directors, officers and employees who have accepted offers of employment or directorship from the company or its affiliates (collectively, “Eligible Individuals”). A Stock Option designated as an “incentive stock option” under the applicable grant agreement may be granted only to employees of the company and its subsidiaries (within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986 (the “Code”)).

Administration

The Omnibus Incentive Plan is administered by the HRC Committee or any other committee of the Board consisting of at least two directors (such administering body to be referred to in this section as the “Committee”).

Awards Available for Issuance; Awards Outstanding

The maximum number of shares of common stock of Ovintiv that can be issued pursuant to Awards granted under the

Omnibus Incentive Plan is 6,000,000 or approximately 2.3 percent of the issued and outstanding shares of common stock of Ovintiv as of February 26, 2021. Shares of common stock issued pursuant to Awards granted under the Omnibus Incentive Plan that expire, or are terminated, forfeited or cancelled, will again be available for issuance pursuant to Awards subsequently granted under the Omnibus Incentive Plan. The number of shares of common stock available for issuance pursuant to Awards granted under the Omnibus Incentive Plan is subject to adjustment in the event of a share split, share dividend, reverse share split, reorganization, share combination, recapitalization or similar event affecting the capital structure of the company.

As of December 31, 2020, there were 245,020 Stock Options (together with tandem SARs), 315,983 SARS, 7,697,283 RSUs and 3,202,462 PSUs at target outstanding under the Omnibus Incentive Plan representing, in the aggregate, 4.4 percent of the issued and outstanding shares of common stock of Ovintiv as of such date. As of December 31, 2020, 5,960,364 shares of common stock of Ovintiv remained available for issuance pursuant to Awards granted under the Omnibus Incentive Plan, representing 2.3 percent of the issued and outstanding shares of common stock of Ovintiv as of such date.

Limits on Awards to Insiders, Non-Employee Directors and Any One Person

The Omnibus Incentive Plan includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual and provide that the aggregate number of shares of common stock issued to Ovintiv insiders, within any one-year period, or issuable to insiders of Ovintiv, at any time, under the Omnibus Incentive Plan and any other security-based compensation arrangement of Ovintiv cannot exceed 10 percent of the total issued and outstanding shares of common stock of Ovintiv (calculated on a non-diluted basis).

The Omnibus Incentive Plan also provides that no non-employee director of the company shall be granted Awards covering shares of common stock with an aggregate grant date Fair Market Value (as defined below) in excess of US$800,000 during any one-year period, and no more than US$100,000 of such allocated grant date Fair Market Value shall be comprised of Options or SARs. In addition, a non-employee director shall not be granted any Awards under the Omnibus Incentive Plan if, at the time of such grant, such grant could result in the aggregate number of shares of common stock issued to all non-employee directors exceeding one percent of the company’s then issued and outstanding shares of common stock.

No Option that is intended to qualify as an “incentive stock option” may be granted to any Eligible Individual who, at the time of such grant, owns shares of common stock possessing more than 10 percent of the total combined voting power of all shares of common stock of the company, unless at the time such Option is granted, the exercise price is at least 110 percent of the Fair Market Value of a share of common stock and such Option expires before the fifth anniversary of the date on which it was granted.

64	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Subject to the terms of the Omnibus Incentive Plan, “Fair Market Value” means, with respect to any particular date, the volume weighted average trading price per share of common stock of Ovintiv on the stock exchange designated in the applicable grant agreement during the five trading days immediately preceding such date.

Adjustments

Adjustments may be made to the exercise price of outstanding Awards, the number and kind of securities subject to outstanding Awards, and the aggregate number and kind of securities reserved for issuance and delivery under the Omnibus Incentive Plan, in certain circumstances, including in the event of a share split, share dividend, reverse share split, share combination, reorganization, recapitalization, merger, arrangement, consolidation, acquisition of property or shares, share rights offering, liquidation, or similar event affecting the company or its capital structure.

Awards of Options and SARs

Each Option granted under the Omnibus Incentive Plan entitles an Eligible Individual to purchase one or more shares of common stock upon payment of an exercise price, subject to the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. SARs may be granted as a separate Award or in conjunction with an Option. Upon the exercise of a SAR, the Eligible Individual will be entitled to receive an amount equal to the product of (a) the excess of the closing price of one share of common stock on the last trading day preceding the date of exercise of the SAR, over the exercise price of the applicable SAR, multiplied by (b) the number of shares of common stock in respect of which the SAR has been exercised. Options granted with a tandem SAR allow the Eligible Individual to surrender the Option and exercise the related SAR or to exercise the Option, in which case the related SAR will immediately terminate, and no payment will be made, or shares of common stock issued in respect thereof. The applicable grant agreements for SARs grants not in conjunction with an Option specify whether such payment shall be made in cash or shares of common stock or reserve to the Committee or the Eligible Individual the right to make that determination prior to or upon the exercise of the SAR.

The exercise price per share of common stock subject to an Option or SAR is determined by the Committee and set forth in the applicable grant agreement and cannot be less than the Fair Market Value of a share of common stock on the applicable grant date.

The term of each Option and each SAR is fixed by the Committee, however in no event will any Option or SAR be exercisable more than 10 years following the grant date of such Award, subject to the terms of the Omnibus Incentive Plan. Notwithstanding the foregoing, if the date on which an Option or SAR is meant to terminate, expire or lapse (the “Termination Date”) occurs during a trading blackout period imposed by the company and applicable to the relevant participant, or within 10 business days of the expiry thereof, then the Termination Date will be extended to the date that is 10 business days following the expiry date of such trading blackout period.

Awards of RSUs

RSUs are Awards denominated in shares of common stock that are settled in a specified number of shares of common stock or a cash amount equal to the Fair Market Value of a specified number of shares of common stock, as determined in the sole discretion of the Committee.

RSUs vest in accordance with the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. The vesting of RSUs is conditioned upon the continued service of the applicable Eligible Individual.

An Eligible Individual to whom RSUs are awarded will have no rights as a shareholder with respect to the shares of common stock represented by the RSUs until such shares of common stock are actually delivered to the Eligible Individual in settlement thereof.

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s RSUs is as set forth in the applicable grant agreement.

Awards of PSUs

PSUs are Awards denominated in shares of common stock that are settled in shares of common stock or a cash amount equal to the Fair Market Value of shares of common stock, as determined in the sole discretion of the Committee. The number of PSUs settled will vary depending on the company’s achievement over a designated performance period of performance criteria determined by the Committee and set forth in the applicable grant agreement.

PSUs vest in accordance with the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. The vesting of PSUs is conditioned upon the continued service of the applicable Eligible Individual.

An Eligible Individual to whom PSUs are awarded will have no rights as a shareholder with respect to the shares of common stock represented by the PSUs until such shares of common stock are actually delivered to the Eligible Individual in settlement thereof.

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s PSUs is as set forth in the applicable grant agreement.

Awards of Restricted Stock

Shares of Restricted Stock are actual shares of common stock issued to an Eligible Individual, subject to certain restrictions on the ability to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock during the restriction period determined by the Committee. Subject to the foregoing and the terms of the applicable grant agreement, the applicable Eligible Individual will have, in respect of his or her shares of Restricted Stock, all the rights of a shareholder of the company holding the class or series of common stock that is the subject of the Restricted Stock, including the right to receive dividends and, subject to TSX approval, the right to vote the shares of common stock.

Vesting of Restricted Stock is conditional upon the continued service of the applicable Eligible Individual and may be subject to the achievement of performance criteria as determined by the Committee.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	65

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s shares of Restricted Stock is as set forth in the applicable grant agreement.

Other Share-Based Awards

Subject to the terms of the Omnibus Incentive Plan, the Committee may grant equity-based or equity-related awards not otherwise described in the Omnibus Incentive Plan in such amounts and subject to such terms and conditions consistent with the terms of the Omnibus Incentive Plan as the Committee may determine, which may: (a) involve the transfer of actual shares of common stock to Eligible Individuals, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of phantom stock, deferred share units or other awards denominated in, or with a value determined by reference to, a number of shares of common stock that is specified at the time of the grant of such award, and (d) be designed to comply with applicable laws of jurisdictions other than the United States or Canada.

Transferability

Awards under the Omnibus Incentive Plan are not transferable except by will or by laws of descent and distribution (or otherwise for estate settlement purposes). An Option that is not designated as an “incentive stock option” under the applicable grant agreement or a SAR may be transferred by a participant, for no value or consideration, to such participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise, if such transfer is expressly permitted by the Committee.

Amendments

The Committee may amend, alter or discontinue the Omnibus Incentive Plan or amend the terms of any Award granted thereunder from time to time without shareholder approval; provided however that:

(a)	approval of the holders of a majority of the shares of common stock of Ovintiv present in person or by proxy at a meeting of shareholders is necessary for any:

i.	increase in the maximum number of shares of common stock issuable pursuant to Awards granted under the Omnibus Incentive Plan;

ii.	amendment that would reduce the exercise price of an Option or SAR;
iii.	amendment to extend the maximum term of any Award;

iv.	amendment to permit the transfer or assignment of Awards beyond what is contemplated by the Omnibus Incentive Plan;

v.	amendment to increase the limits on non-employee director participation contained in the Omnibus Incentive Plan;

vi.	amendment that removes or exceeds the insider participation limit contained in the Omnibus Incentive Plan;

vii.	amendment to the Omnibus Incentive Plan’s amendment provisions; or

viii.	amendment for which shareholder approval is otherwise required under the rules or policies of the TSX or the NYSE, as applicable, or any applicable law; and

(b)	the consent of the Award holder is obtained for any amendment, alteration or discontinuation which adversely alters or impairs the rights of the holder in respect of a previously granted Award.

Burn Rate

For the fiscal years ended December 31, 2019 and December 31, 2020, the annual burn rate of the Omnibus Incentive Plan, as calculated in accordance with Section 613(p) of the TSX Company Manual, was 0.62% and 2.5%, respectively.

Share Consolidation

The amounts presented in this Schedule A have been adjusted to reflect the effects of the Share Consolidation.

66	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Schedule B

Description of Key Terms – Employee Stock Option Plan

The ESOP is designed to encourage a proprietary interest in Ovintiv and align the interests of eligible employees, including our executives, with those of our shareholders. Under the ESOP, Options are granted to eligible Canadian-based employees, including executives. The ESOP has been approved by our shareholders.

As of December 31, 2020, there were 1,341,470 Options outstanding under the ESOP and zero additional options available for issuance under the ESOP, representing 0.5% and 0%, respectively, of the total number of outstanding shares of common stock at such date.

The ESOP is administered by the HRC Committee and the Board which have full authority to interpret the ESOP and any Option granted thereunder. The HRC Committee also has discretion to attach tandem stock appreciation rights (“TSARs”) to Options granted under the ESOP.

The ESOP includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual, that provide the aggregate of shares of common stock issued to Ovintiv insiders, within any one-year period, or issuable to insiders of Ovintiv, at any time, under the ESOP and any other security-based compensation arrangement of Ovintiv cannot exceed 10% of the total issued and outstanding shares of common stock (calculated on a non-diluted basis).

Options may be granted from time to time to eligible employees. Subject to regulatory requirements, the HRC Committee and the Board determine the terms and conditions of Options granted, which are set out in the ESOP and corresponding grant agreement with the recipient.

Options granted commencing in February 2015 are exercisable for a period of seven years from the grant date. Options granted prior to such date are exercisable for five years from the grant date. Options vest 30% on the first anniversary of grant, an additional 30% on the second anniversary of the grant, and an additional 40% on the third anniversary of the grant.

Upon termination of employment (other than by death or retirement), the Option holder has until the earlier of 60 trading days or the Option expiry date to exercise any vested unexercised Options. In the event of death or retirement before age 60, the Option holder has until the earlier of six months from such date or the Option expiry date to exercise any vested unexercised Options. In any of these events, any Options that are unvested as of the date of termination of employment, death or retirement do not vest and are cancelled. In the event of death or retirement after age 60, the Option holder may exercise vested Options, and any unvested Options continue to vest until the Option expiry date.

Options granted and outstanding under the ESOP have associated TSARs that entitle the Option holder to surrender the right to exercise his or her Option to purchase shares of common stock and to instead receive cash. Such amount is valued based on the difference between the strike price and for TSARs granted after February 2015, the VWAP of shares of common stock on the TSX on the five trading days prior to vesting, and for TSARs granted prior to such date, the closing price of shares of common stock on the TSX on the immediately preceding trading day is used. In each case such stock price is multiplied by the number of optioned shares of common stock surrendered. Where a TSAR is exercised, the right to the underlying shares of common stock is forfeited and such number of shares of common stock are returned to the shares of common stock reserved for issuance under the ESOP.

An Option can only be exercised by the Option holder and is not assignable, except on death by the Option holder’s estate. An Option holder only has rights as a shareholder of Ovintiv with respect to shares of common stock he or she has acquired through exercise of an Option.

Adjustments may be made to the exercise price of an Option, the number of shares of common stock delivered to an Option holder upon exercise of an Option and the maximum number of shares of common stock that may be reserved for issuance under the ESOP, in certain circumstances, such as a stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares of common stock or other similar corporate change.

Where an Option expires during or within 10 business days after a blackout period, the exercise period is extended 10 business days from the last day of the blackout period (“Blackout Extension Period”).

The Board may amend, suspend or terminate the ESOP in whole or in part; provided, however, no such amendment may, without the consent of Option holders, adversely affect the rights under any Option previously granted to the Option holder under the ESOP.

Shareholder approval is required in respect of any amendment of the ESOP that relates to:

•	any increase in the number of shares of common stock reserved for issuance under the ESOP;

•	any reduction in the exercise price or cancellation and reissue of Options;

•	any extension of the term of an Option beyond the original expiry date, except as permitted under the Blackout Extension Period;

•	any extension to the length of the Blackout Extension Period;

•	the inclusion of non-executive directors as eligible participants under the ESOP;

•	any allowance for the transferability of Options (other than upon death of an Option holder); or

•	amendments which require shareholder approval under applicable law.

For the fiscal year ended December 31, 2018, December 31, 2019 and December 31, 2020, the annual burn rate of the ESOP, as calculated in accordance with Section 613(p) of the TSX Company Manual, was 0.092%, 0% and 0%, respectively.

The amounts in this Schedule B have been adjusted to reflect the effects of the Share Consolidation.

Ovintiv Inc. / 2021 PROXY STATEMENT	●	67

Schedule C

Advisory Regarding Non-GAAP Measures

Ovintiv’s consolidated financial statements for the year ended December 31, 2020 are presented in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. This Proxy Statement contains references to non-GAAP measures as follows:

Non-GAAP Cash Flow, Non-GAAP Free Cash Flow

Non-GAAP Cash Flow (or Cash Flow) is defined as cash from (used in) operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets. Non-GAAP Free Cash Flow (or Free Cash Flow) is Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Management believes these measures are useful to the Company and its investors as a measure of operating and financial performance across periods and against other companies in the industry, and are an indication of the Company’s ability to generate cash to finance capital programs, to service debt and to meet other financial obligations. These measures may be used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees. Non-GAAP Cash Flow is also referenced in the Company’s 2020 Annual Report on Form 10-K in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 75.

($ millions)	2020
Cash From (used in) Operating Activities	1,895
Deduct (Add back):
Net change in other assets and liabilities	(173)
Net change in non-cash working capital	139
Current tax on sale of assets	–
Non-GAAP Cash Flow	1,929
Less: capital expenditures	1,736
Non-GAAP Free Cash Flow	193
Other Adjustments(1)	–
Non-GAAP Free Cash Flow, including Other Adjustments(2)	193

(1)	Other adjustments excludes cash settled long-term incentive costs and capitalized long-term incentive costs.
(2)	This measure is used as an internal metric for the company’s Scorecard.

68	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Net Debt to Adjusted EBITDA

Net Debt to Adjusted EBITDA is a non-GAAP measure calculated as Net Debt divided by Adjusted EBITDA. Net Debt is defined as long-term debt, including the current portion, less cash and cash equivalents. Adjusted EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, DD&A, impairments, accretion of asset retirement obligation, interest, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Management believes this measure is useful to the Company and its investors as a measure of financial leverage and the Company’s ability to service its debt and other financial obligations. This measure is used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees. Net Debt to Adjusted EBITDA is also referenced in the Company’s 2020 Annual Report on Form 10-K in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 77.

($ millions)	2020
Long-term debt, including current portion	6,885
Less: Cash and cash equivalents	10
Net Debt	6,875
Net Earnings (Loss)	(6,097)
Add back (Deduct)
Depreciation, depletion and amortization	1,834
Impairments	5,580
Accretion of asset retirement obligation	29
Interest	371
Unrealized (gains) losses on risk management	204
Foreign exchange (gain) loss, net	17
(Gain) loss on divestitures, net	-
Other (gains) losses, net	(55)
Income tax expense (recovery)	367
Adjusted EBITDA	2,250
Net Debt to Adjusted EBITDA (times)	3.1

Ovintiv Inc. / 2021 PROXY STATEMENT	●	69

Total Costs

Total Costs is defined as the summation of production, mineral and other taxes, upstream transportation and processing expense, upstream operating expense and administrative expense, excluding the impact of long-term incentive costs, restructuring costs and current expected credit losses. It is calculated as total operating expenses excluding non-upstream operating costs and non-cash items which include operating expenses from the Market Optimization and Corporate and Other segments, depreciation, depletion and amortization, impairments, accretion of asset retirement obligation, long-term incentive costs, restructuring costs and current expected credit losses. When presented on a per BOE basis, Total Costs is divided by production volumes. Management believes this measure is useful to the Company and its investors as a measure of operational efficiency across periods. Total Costs is also referenced in the Company’s 2020 Annual Report on Form 10-K in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 76.

($ millions)	2020
Total Operating Expenses	11,484
Deduct (add back):
Market optimization operating expenses	1,608
Corporate & other operating expense	(2)
Depreciation, depletion and amortization	1,834
Impairments	5,580
Accretion of asset retirement obligation	29
Long-term incentive costs	31
Restructuring costs	90
Current expected credit losses	1
Total Costs	2,313
Other Adjustments(1)	(17)
Total Costs, including Other Adjustments(2)	2,296

(1)	Other adjustments excludes production, mineral and other taxes and includes capitalized indirect costs.
(2)	This measure is used as an internal metric for the company’s Scorecard.

70	●	Ovintiv Inc. / 2021 PROXY STATEMENT

Notice of Meeting of Shareholders 2021

Purpose of the Meeting

The 2021 Annual Meeting of Shareholders (the “Meeting”) of Ovintiv Inc. (“Ovintiv”) will be held on April 28, 2021 at 10:00 a.m. (Mountain Time) via live webcast at www.virtualshareholdermeeting.com/ovv2021.

At the Meeting, shareholders will be asked to vote on the following proposals:

Recommendation

Item 1 • Election of Directors	FOR each director nominee nominated herein

Item 2 • Advisory Vote to Approve Compensation of Named Executive Officers	FOR

Item 3 • Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

By logging into our webcast, you will be able to hear our presentation and vote on all of the proposals to be considered at the Meeting.

Record Date

Shareholders at the close of business on March 4, 2021 (the record date of the Meeting) are entitled to receive notice of, and vote at, the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 261,043,794 shares of Ovintiv common stock issued and outstanding.

The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on or about March 18, 2021.

By Order of the Board of Directors,

JOANNE L. COX

Executive Vice-President, General Counsel & Corporate Secretary

Ovintiv Inc.

March 12, 2021

Your Vote is Important

You can vote your shares of Ovintiv common stock in any of the following ways:

ONLINE

Before the Meeting you may vote your shares through the Internet by following the directions on your proxy card or Notice of Internet Availability of Proxy Materials. Internet voting is available 24 hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the form and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders as of March 4, 2021 can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2021. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of the Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

The Securities and Exchange Commission’s “Notice and Access” rule permits Ovintiv to deliver a Notice of Internet Availability of Proxy Materials to shareholders in lieu of paper copies of the company’s Proxy Statement, Annual Report on Form 10-K and related materials (collectively, the “Proxy Materials”). The Notice of Internet Availability of Proxy Materials provides instructions as to how shareholders can access the Proxy Materials through the Internet or, alternatively, request printed copies of the Proxy Materials be sent to them by mail.

Any questions and requests for assistance may be directed to:

Strategic Shareholder Advisor and Proxy Solicitation Agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

OVINTIV INC.
370 17TH STREET, SUITE 1700 DENVER, CO 80202
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/ovv2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D38675-P49189 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
OVINTIV INC.
The Board of Directors recommends you vote FOR the following proposals:
ITEM 1. Election of the 11 Director Nominees Named in the
Proxy Statement For Against Abstain Nominees:
1a. Peter A. Dea
1b. Meg A. Gentle
1c. Howard J. Mayson
1d. Lee A. McIntire
1e. Katherine L. Minyard
1f. Steven W. Nance
1g. Suzanne P. Nimocks
1h. Thomas G. Ricks
1i. Brian G. Shaw
1j. Douglas J. Suttles
1k. Bruce G. Waterman
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
For Against Abstain

ITEM 2. Advisory Vote to Approve Compensation of Named Executive Officers ITEM 3. Ratify PricewaterhouseCoopers LLP as Independent Auditors NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
D38676-P49189
OVINTIV INC.

Annual Meeting of Stockholders April 28, 2021 10:00 AM (MT) This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peter A. Dea and Douglas J. Suttles, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OVINTIV INC. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, MT on April 28, 2021, at www.virtualshareholdermeeting.com/ovv2021, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side